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                                                                  Exhibit 10.231


                      GENERAL LOAN AND SECURITY AGREEMENT
                             (Inventory Loan-III)

                                     among

                        PREFERRED EQUITIES CORPORATION
                                      And
                     BRIGANTINE PREFERRED PROPERTIES, INC.
                                      and

                         TEXTRON FINANCIAL CORPORATION

                          Dated as of March 30, 2001
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SECTION 1.     INTERPRETATION OF THIS AGREEMENT
1.1      Terms Defined
1.2      Directly or Indirectly
1.3      Headings
1.4      Accounting Principles

SECTION 2.     ADVANCES AND NOTE
2.1  Inventory Advances; Inventory Loan
2.2      Issuance of Note; Rate of Interest; Receipt of Payments
2.4  Release Payments; Voluntary Prepayments of Inventory Loan
2.5      Participating Lender

SECTION 3.     COLLATERAL
3.1      Security
3.2      Undertakings Regarding Collateral
3.3      Financing Statements
3.4      Location of Collateral; Books and Records
3.5      Insurance of Collateral
3.6      Condemnation
3.7      Taxes Affecting Collateral
3.8      Discharge of Liens Affecting Collateral
3.9      Use of Resort
3.10 Other Timeshare Covenants
3.11 Protection of Collateral; Assessments; Reimbursement
3.12 Interest on Lender Paid Expenses
3.13 Lender Responsibility
3.14 Release of Lien on Unsold Inventory Lot/Timeshare Intervals

SECTION 4.     REPRESENTATIONS AND WARRANTIES
4.1      Subsidiaries and Capital Structure
4.2      Corporate Organization and Authority
4.3      Business and Property
4.4      Financial Statements
4.5      Full Disclosure
4.6      Pending Litigation
4.7      Title to Properties
4.8      Trademarks; Licenses and Permits
4.9      Transaction Is Legal and Authorized
4.10 No Defaults
4.11 Governmental Consent
4.12 Taxes
4.13 Use of Proceeds
4.14 Compliance with Law
4.15 Restrictions of Debtor
4.16 Brokers' Fees
4.17 Deferred Compensation Plans
4.18 Labor Relations

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4.19 Validity and Enforceability
4.20 Validity of Liens Granted to Lender
4.21 Timeshare Regimen Reports
4.22 The Timeshare Intervals
4.23 Pre-Sale of Timeshare Intervals

SECTION 5. CONDITIONS PRECEDENT TO ACQUISITION INVENTORY ADVANCE AND EFFECTIVENESS OF THIS AGREEMENT
5.1      Opinions of Counsel
5.2      Warranties and Representations True as of Closing Date
5.3      Compliance with this Agreement
5.4      Officer's Certificates; Secretary's Certificates; Good-Standing
         Certificates
5.5      Uniform Commercial Code Financing Statements
5.6      Assignment of Property-Related Contracts
5.7      Intentionally Deleted
5.8      Guaranty Agreement
5.9      Subordination of Indebtedness
5.10 Expenses
5.11 Inventory Note; Inventory Deed of Trust
5.12 Title Insurance; Casualty Insurance
5.13 Environmental Site Assessment Report
5.14 Taxes
5.15 Inspection
5.16 Survey
5.17 Engineering Report
5.18 Intentionally Deleted
5.19 Intentionally Deleted
5.20 First Lienholder Status; Quit-Claim Deed; Proxy Acknowledged
5.21 Proceedings Satisfactory

SECTION 6.     Intentionally Deleted

SECTION 7.     COVENANTS
7.1      Payment of Taxes and Claims
7.2 Maintenance of Properties; Corporate Existence; Stock Ownership; Renovations; Supervisory Architect; Indebtedness; Liens; Business
7.3      Payment of Note and Maintenance of Office
7.4      Sale of Properties
7.5      Consolidation and Merger
7.6      Guaranties
7.7      Compliance with Environmental Laws
7.8      Transactions with Affiliates; Principal Properties
7.9      Use of the Lender Name
7.10 Subordinated Obligations
7.11 Notice of Legal Proceedings
7.12 Further Assurances
7.13 Financial Statements
7.14 Officers' Certificate
7.15 Inspection

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7.16 Minimum Tangible Net Worth

SECTION 8.     EVENTS OF DEFAULT
8.1      Default
8.2      Default Remedies

SECTION 9.     REVIVAL OF OBLIGATIONS AND LIENS

SECTION 10.    MISCELLANEOUS
10.1 Governing Law
10.2 Expenses and Closing Fees
10.3 Parties, Successors and Assigns
10.4 Notices
10.5 Total Agreement
10.6 Survival
10.7 Litigation
10.8 Power of Attorney
10.9 Survival of Indemnities
10.10 Conflicting Obligations; Rights and Remedies

Schedule 1ai-iv    -          Property Description of Grand Flamingo Properties
Schedule 1b        -          Property Description of Reno
Schedule 1c        -          Property Description of Pahrump
Schedule 1d        -          Property Description of Brigantine
Schedule 1e        -          Property Description of Florida
Schedule 1f        -          Property Description of Hawaii
Schedule 2               -         Property-Related Contracts
Schedule 3               -         Affiliates and Capital Structure
Schedule 4               -         Reserved
Schedule 5               -         Reserved
Schedule 6               -         Litigation
Schedule 7               -         Title Exceptions
Schedule 8               -         Reserved
Schedule 9               -         Permitted Leases and Rentals of Units
Schedule 10        -          Hazardous Substances
Schedule 11        -          Use of Proceeds
Schedule 12        -          Licenses, Permits, Etc. Not Obtained
Schedule 13        -          Deferred Compensation Plans
Schedule 14        -          Payment Instructions
Schedule 15        -          Address of Debtor for Books and Records
Schedule 16        -          Address of Debtor for Notices
Schedule 17        -          Address of Lender for Notices

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Exhibit  A1&2      -          Form of Inventory Deed of Trust/Mortgage
                                           (Nevada, New Jersey, Hawaii, Florida)
Exhibit B          -          Form of Inventory Note
Exhibit C          -          Form of Proxy
Exhibit D          -          Form of Request for Lien Release
Exhibit E          -          Form of Partial Release from
                              Inventory  Deed of Trust/Mortgage
Exhibit F [Reserved]
Exhibit G [Reserved]
Exhibit H [Reserved]
Exhibit I               -     Form of Opinion of Jon Joseph, Esq.
Exhibit J               -     Form of Opinion of Greenburg Traurig
Exhibit K               -     Form of Officers Certificates of Debtor
Exhibit L               -     Form of Steamboat Suites, Inc. Secretary's
                              Certificate
Exhibit M               -     Form of Preferred Equities and Brigantine
                              Preferred
                              Secretary's Certificate.
Exhibit N               -     Form of Mego Financials Secretary's Certificate.
Exhibit O               -     Form of Guaranty Agreement
Exhibit P [Reserved]

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                      GENERAL LOAN AND SECURITY AGREEMENT
                             (INVENTORY LOAN-III)



     THIS GENERAL LOAN AND SECURITY AGREEMENT (as amended from time to time, this "Agreement"), made and executed as of the 30/th/ day of March, 2001, by and among TEXTRON FINANCIAL CORPORATION, a Delaware corporation, as secured party (herein referred to as the "Lender") and PREFERRED EQUITIES CORPORATION and BRIGANTINE PREFERRED PROPERTIES, INC, both being Nevada corporations, jointly and severally as debtor (herein collectively referred to as the "Debtor").

BACKGROUND:

     Lender and Preferred Equities Corporation, and Lender and Preferred Equities Corporation's subsidiary, Steamboat Suites, Inc. ("Steamboat"), are parties to various loan and security agreements providing in the aggregate for financing and financing commitments up to $23,800,000. Of the existing financing and financing commitments, Lender agreed to provide up to $10,900,000 for the acquisition and retention, until further resale, of real estate lots, condominiums, deeded timeshare intervals and right to use timeshare intervals which are held by Preferred Equities Corporation and Steamboat Suites, Inc. for sale or resale to the general public. Certain of the real estate lots, condominiums, deeded timeshare intervals and right to use timeshare intervals owned by Preferred Equities Corporation and Steamboat Suites, Inc. are subjected to a lien in favor of Lender prior to the time of sale of such item or interest by Preferred Equities Corporation and by Steamboat Suites, Inc. and are collateral for the repayment and performance of obligations due to Lender by each of Preferred Equities Corporation and Steamboat Suites, Inc.

     Brigantine Preferred Properties, Inc. is the owner of the Ramada Vacation Suites at Brigantine Beach consisting of the Brigantine Inn Resort Club and the Brigantine Villas located in Brigantine, New Jersey which offers deeded timeshare intervals for sale to the public.

     Preferred Equities Corporation and Brigantine Preferred Properties, Inc. have with respect to the Resorts (as hereafter defined) entered into sales of real estate lots, condominiums, deeded timeshare intervals and right to use timeshare intervals which sales have for one or more reasons not been fully complied with by the purchasers in accordance with the terms of the sale documents and Preferred Equities Corporation and Brigantine Preferred Properties, Inc. have reacquired fee title to certain of the real estate lots, condominiums, deeded timeshare intervals and right to use timeshare intervals in the Resorts which were the subject of the purchasers contracts and upon which the purchaser has defaulted ("Re-Acquired Intervals").

     Preferred Equities Corporation has requested and Lender has agreed to increase the existing aggregate inventory financing commitment of $10,900,000 by $3,700,000 to a maximum aggregate outstanding amount of $14,600,000 under the terms and conditions stated herein provided that Preferred Equities Corporation and Brigantine Preferred Properties, Inc. subject the Re-Acquired Intervals to a Lien in favor of Lender together with other unsold and unencumbered real estate lots, condominiums, deeded timeshare intervals and right to use timeshare intervals and other collateral as described herein.

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SECTION 1.  INTERPRETATION OF THIS AGREEMENT

     1.1  Terms Defined.

     As used in this Agreement, the following terms shall have the following respective meanings set forth below or set forth in the Section referred to following such term:

     Advance -- means one or more Inventory Advances.

     Affiliate -- means any Person

     (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Debtor;

     (b) which beneficially owns or holds 5% or more of any class of the Voting Stock of the Debtor; or

     (c) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by the Debtor.

The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, other voting Securities, by contract or otherwise.

     Agreement or this Agreement -- as defined in the preamble hereto.

     Assignment of Rents -- as defined in Section 5.11 of this Agreement.

     Association and Associations -- means collectively or individually, as applicable, The Ramada Vacation Suites at Brigantine Inn Resort Club and Brigantine Villas Owners Association, or any successor association thereto as provided in the Brigantine Timeshare Documents, The Grand Flamingo Suites Owners Association, or any successor association thereto as provided in the Grand Flamingo Timeshare Documents, The Calvada Lot Owners Association, or any successor association thereto, The Ramada Vacation Suites Resort at Reno Owners Association, or any successor association thereto as provided in the Reno Timeshare Documents, The Ramada Vacation Suites Resort at Indian Shores, Owners Association, or any successor association thereto as provided in the Indian Shores Timeshare Documents and The Ramada Vacation Suites Resort at White Sands Owners Association, or any successor association thereto as provided in the White Sands Timeshare Documents.

     Books and Records -- means all books, records, computer tapes, disks, software and microfiche records of the Debtor related to the Resorts.

     Business Day -- means a day other than a Saturday or Sunday or a day on which banks in the State of Nevada, the State of Rhode Island or the State of Connecticut are required or authorized by law to be closed (other than for a general banking moratorium or holiday for a period exceeding 4 consecutive days).

     Calvada Lot -- means a parcel of land available for sale located in Pahrump, Nevada and which

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is subject to the Inventory Deed of Trust.

     Change in Management -- means that Guarantor shall cease to own, directly or indirectly, in the aggregate 100% of the total combined voting power of all classes of Voting Stock or other equity interests of any Person which shall have managerial and/or supervisory operational responsibilities in respect of any Resort.

     Closing Date -- means, March 30, 2001.

     Collateral -- as defined Section 3.1 of this Agreement.

     Commitment Letter -- means that certain letter dated January 18, 2001 from the Lender to Debtor, which letter was accepted by Debtor on January 22, 2001 and subsequently modified by Lender and Preferred Equities Corporation.

     Common Amenities -- means the common areas and other amenities at the Resorts as contemplated in the Declarations which any purchaser of a Timeshare Interval or Calvada Lot shall be entitled to use pursuant to the Declarations.

     Compensation -- as defined in Section 3.1(g) of this Agreement.

     Condemnation Compensation -- as defined in Section 3.6(a) of this Agreement.

     Contract -- means any purchase and sale agreement between one or more natural Persons and the Debtor which agreement provides for the sale by the Debtor to such natural Person or Persons of one or more Timeshare Intervals and/or Calvada Lots.

     Debtor -- collectively, on a joint and several basis, or individually as the context requires, each of Preferred Equities Corporation and/or Brigantine Preferred Properties, Inc. as is more particularly defined in the preamble hereto.

     Declaration or Declarations -- means collectively and individually the Declaration applicable to any of the Resorts.

     Declarant -- the status of the Debtor as the declarant under applicable law and under the respective Declarations and the Articles of Incorporation and By-Laws of the respective Associations.

     Default -- means an event or condition the occurrence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

     Default Rate -- means, at any time, the per annum rate of interest equal to the Interest Rate, then in effect, plus 2% per annum; provided, however, that the Default Rate shall in no event exceed the Maximum Rate.

     Environmental Protection Law -- means each federal, state, county, regional or local law, statute, or regulation enacted in connection with or relating to the protection or regulation of the environment, including, without limitation, those laws, statutes, and regulations regulating the disposal, removal, production, storing, refining, handling, transferring, processing, or transporting of Hazardous Substances, and any regulations issued or promulgated in connection with such statutes by any

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governmental authority and any orders, decrees or judgments issued by any court of competent jurisdiction in connection with any of the foregoing.

     Equipment -- means the furniture, fixtures and furnishings of each Unit, but excluding Property owned by the Associations, Property owned by occupants of the Units and telephone and computer equipment leased in the ordinary course of business.

     Event of Default -- as defined in Section 8.1 of this Agreement.

     Fair Market Value -- at any time with respect to any Property means the sale value of such Property that would be realized in an arm's-length sale at such time between an informed and willing buyer, and an informed and willing seller, under no compulsion to buy or sell, respectively.

     Guaranty -- as defined in Section 7.6(b) of this Agreement.

     Guaranty Agreement -- as defined in Section 5.8 of this Agreement.

     Guarantor -- means Mego Financial.

     Hazardous Substances -- means any and all pollutants, contaminants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any Environmental Protection Law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls); provided, however, that "Hazardous Substances" shall not include any substance used by the Debtor, any homeowner or their respective agents in the ordinary course of business in compliance with applicable Environmental Protection Laws.

     Impositions -- as defined in Section 3.7 of this Agreement.

     Insurance Premiums -- as defined in Section 3.5(a) of this Agreement.

     Interest Rate -- means, with respect to any calendar month, a per annum rate of interest equal to the greater of:

          (a)  8.75%, or

          (b)  the sum of

          (i)  2.0%, plus

          (ii) the Prime Rate then in effect for such month.

The interest rate for each calendar month shall be based upon the Prime Rate in effect at 9:00 a.m. (Eastern time) on the 1st day of such month. The term "Prime Rate" shall mean the "prime rate" as announced from time to time by Chase Manhattan Bank, N.A. or any successor thereto. In the event Chase Manhattan Bank, N.A., or any successor thereto, shall discontinue announcement of said Prime Rate, a comparable index designated by the Lender shall be used in calculating the Interest Rate. It is

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expressly agreed that the use of the term "prime rate" or any other similar designation is not intended to, nor does it, imply that said rate of interest is a preferred rate of interest or one which is offered by Chase Manhattan Bank, N.A. or any successor thereto to its most creditworthy customers.

     Inventory Advance -- as defined in Section 2.1 of this Agreement.

     Inventory Deed of Trust -- means that certain combination Deed of Trust, Security Agreement and Fixture Financing Statement, substantially in the form of Exhibit A-1 or the Mortgage, Security Agreement and Fixture Financing Statement, substantially in the form of Exhibit A-2 to this Agreement, as applicable to any Resort, as the same may be amended from time to time.

     Inventory Loan -- means, at any time, the non-revolving loan facility comprised of a maximum of $3,700,000, provided however that the maximum amount of the Inventory Loan shall at no time exceed a 12% advance against the retail value of the remaining unsold inventory at the Resorts.

     Inventory Maturity Date -- means  April 1, 2005.

     Inventory Note -- as defined in Section 2.2(a) of this Agreement.

     Lender -- as defined in the preamble to this Agreement.

     Lien -- any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including, but not limited to, attachments, judgments or tax liens (except for inchoate tax liens which arise in connection with taxes not yet due and payable) and the security interest or lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose of this Agreement, the Debtor shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

     Loan -- means the Inventory Loan.

     Loan Costs -- as defined in Section 10.2 of this Agreement.

     Maker -- means any natural Person, who shall have, in a bona fide transaction, purchased a Timeshare Interval or Calvada Lot and executed a Contract and a Note Receivable in respect thereof.

     Mandatory Inventory Prepayment -- means any prepayment required by Section 2.4(c) of this Agreement.

     Maximum Rate -- as defined in Section 2.2(b) of this Agreement.

     Mego Financial -- means Mego Financial Corp., a New York corporation.

     Monthly Average Weighted Loan Balance -- means, for any calendar month with respect to the Inventory Loan the quotient of

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     (a)  the aggregate of the Daily Loan Balances for each of the days of such month in respect of such Loan divided by

     (b)  the number of days in such month.

For purposes of this definition, "Daily Loan Balance" shall mean, for any day, the principal balance of the Inventory Loan outstanding as of the close of business of the Lender for such day after giving effect to all payments received made during such day.

     Note -- means the Inventory Note.

     Note Receivable -- means any promissory note made payable to the order of the Debtor which provides for payment of the deferred purchase price of one or more Timeshare Intervals or and/or Calvada Lots purchased by the Maker thereof.

     Obligations -- means all sums now or hereafter loaned, advanced or incurred by the Lender to or on behalf of the Debtor under this Agreement, the Inventory Note and any other Security Document (including, without limitation, accrued and unpaid interest, unpaid prepayment premium and Loan Costs), and all Obligations due from Preferred Equities Corporation or Steamboat Suites, Inc. in connection with a General Loan and Security Agreement (Inventory Loan) dated as of December 17, 1999 and a General Loan and Security Agreement (Receivables Loan) dated as of December 17, 1999 and due from Preferred Equities Corporation in connection with a Loan and Security Agreement dated as of August 12, 1998 and the full, prompt and complete performance of all obligations owed by, or undertakings or indemnities of, Debtor arising hereunder or thereunder.

     Participating Lender -- means any Person which (a) shall have been granted the right by the Lender to participate in the Note and the Collateral and (b) shall have entered into a participation agreement in form and substance satisfactory to the Lender which shall provide, inter alia, that the Participating Lender shall communicate and deal only with the Lender with respect to the Participating Lender's interest in the Note and the Collateral.

     Permitted Exceptions -- means the title exceptions set forth in Schedule 7 of this Agreement.

     Person -- means an individual, partnership, corporation, trust, unincorporated organization, or a government or agency or political subdivision thereof.

     Prime Rate -- as defined in the definition of "Interest Rate" in this
Section 1.1.

     Property or Properties -- means any interest in any kind of property or asset of Debtor, whether real, personal or mixed, or tangible or intangible.

     Property-Related Contract -- as defined in Section 3.1(b) of this Agreement.

     Release Fee -- as defined in Section 3.14 of this Agreement.

     Release Price -- means, with respect to any Unsold Inventory Lot/Timeshare Interval, $1,350 or such other amount as is necessary to retire the Inventory Loan upon a 70% sell out of the then remaining Unsold Inventory Lot/Timeshare Intervals.

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     Resort or Resorts --  collectively and individually, as applicable, means
The Ramada Vacation Suites at Brigantine Beach Resort, consisting of Brigantine Inn Resort Club and Brigantine Villas in Brigantine, New Jersey and The Ramada Vacation Suites Resort at Las Vegas consisting of Grand Flamingo Terraces and Grand Flamingo Towers and Grand Flamingo Villas and Grand Flamingo Winnick, Las Vegas, Nevada and The Calvada Lots located in Pahrump, Nevada and The Ramada Vacation Suites Resort at Reno, Reno, Nevada and The Ramada Vacation Suites Resort at Indian Shores, Indian Shores, Florida and The Ramada Vacation Suites Resort at White Sands, Honolulu, Hawaii.

     Rhode Island Uniform Commercial Code -- means the Uniform Commercial Code as adopted and in force in the State of Rhode Island, as from time to time in effect.

     Security -- shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

     Security Documents -- means this Agreement, the Inventory Note, all assignments of Property-Related Contracts, the Inventory Deed of Trust, the Guaranty Agreement and all assignments, instruments, certificates, notices and other documents executed and delivered in connection with the transactions contemplated herein.

     Subordination Agreement  -- as defined in Section 5.9 of this Agreement.

     Subsidiary -- means any present or future corporation of which the Debtor owns, directly or indirectly, more than 50% of the Voting Stock.

     Tangible Net Worth -- The Tangible Net Worth of any Person shall mean, as of any date, (a) the amount of any capital stock, paid in capital and similar equity accounts plus (or minus in the case of a deficit) the capital surplus and retained earnings of such Person and the amount of any foreign currency translation adjustment account shown as a capital account of such Person, less
(b) the net book value of all items of the following character which are included in the assets of such Person: (i) good will, including without limitation, the excess of cost over book value of any asset, (ii) organization or experimental expenses, (iii) unamortized debt discount and expense, (iv) patents, trademarks, trade names and copyrights, (v) treasury stock, (vi) deferred taxes and deferred charges, (vii) franchises, licenses and permits, and
(viii) other assets which are deemed intangible assets under generally accepted accounting principles, provided, however, that, notwithstanding the foregoing, no deduction shall be made pursuant to clause (b) in respect of any asset presently shown on the statement of financial condition of Borrower as "Deferred Selling Expense" as determined in accordance with generally accepted accounting principles.

     Timeshare Documents - collectively or individually all documents and instruments establishing, memorializing, governing, or affecting the rights and obligations of the purchasers of Timeshare Intervals in and to a Unit or a Calvada Lot, including, without limitation, the documents and certificates creating and effecting the timeshare regimen for such Unit, which shall include, without limitation, the respective Declarations, the Articles of Incorporation and By-Laws of the Associations, any restrictive covenants in respect of such regimen and all other project instruments in respect of such regimen.

     Timeshare Interval -- means (i) (A) an estate for years in and to any Unit which shall confer an exclusive right to use, occupy and possess such or any other similar Unit for a stipulated week or a week in a stipulated season, together with a vested remainder as a tenant in common in such Unit at the end of such estate for years, all as more particularly provided for by the Declarations and the other Timeshare

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Documents in respect of such Unit or (B) a freehold estate in any Unit created by the Declarations and the other Timeshare Documents in respect of such Unit, which freehold estate shall entitle the owner thereof to the exclusive use and occupancy of one of the 51 annually recurring weekly timeshare periods or a week in a stipulated season established and designated in said Declarations in respect of such Unit or any other similar Unit and (ii) the proportionate interest in the Common Amenities related to such Unit, as set forth in the Declarations.

     Title Insurance Policy  -- as defined in Section 5.12 hereof.

     Unit -- means any unit (within the meaning of such term in the Declaration) which is subject to the Inventory Deed of Trust in any Resort other than a Calvada Lot.

     Unsold Inventory Lot/Timeshare Interval -- means, at any time, any Timeshare Interval or a Calvada Lot, subjected to the Lien of the Inventory Deed of Trust, which Timeshare Interval or Calvada Lot shall, as of such time, shall not have been released from the Lien of the Inventory Deed of Trust.

     Voting Stock -- means securities of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions) of such corporation.

     1.2   Directly or Indirectly.

     Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provisions shall be applicable whether such action is taken directly or indirectly by such Person.

     1.3   Headings.

     Section headings have been inserted in this Agreement as a matter of convenience of reference only; such section headings are not a part of this Agreement and shall not be used in the interpretation of this Agreement.

     1.4   Accounting Principles.

     Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be determined or made in accordance with generally accepted accounting principles, procedures and practices consistently applied at the time in effect, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

SECTION 2. ADVANCES AND NOTE.

     2.1   Inventory Advances; Inventory Loan.

     The Lender agrees, pursuant to the terms of this Agreement and subject to Debtor's satisfaction of the conditions precedent in Section 5 of this Agreement, through September 30, 2001, to make up to three (3) advances (each an "Inventory Advance") to the Debtor, upon Debtor's prior written notice and request to Lender of at least fifteen (15) business days and not occurring more than once in any calendar month, aggregating a maximum amount of $3,700,000 for the purposes stated herein. Each Inventory

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Advance shall be related to Timeshare Intervals in a Resort or more than one
Resort and/or for the Calvada Lots to be subjected to the Lien of an Inventory Deed of Trust and shall be in an amount not greater than Twelve (12%) percent of the average retail value (calculated as 12% of the average sale price offered to a Purchaser) during the immediately preceding ninety (90) days of the Timeshare Intervals in one or more of the Resorts or of the Calvada Lots provided however that the use of the proceeds of each such Inventory Advance must be utilized to pay all prior Liens and encumbrances related to the Timeshare Intervals or Calvada Lots, such that Lender shall have a first priority Lien on each such Timeshare Interval or such Calvada Lot and further provided that: (a) the proceeds of the first Inventory Advance repay Lender $832,546.49 of the Obligations due and owing under the Loan and Security Agreement between Preferred Equities Corporation and Lender of August 12, 1998; and (b) the proceeds or a portion thereof of the Inventory Advance related to the Ramada Vacation Suites at Reno, Reno, Nevada Resort shall be dedicated to the payment of $400,000 of expenses related to the renovation of such Resort.

     Other than Mandatory Prepayments under Section 2.4(c), Voluntary Prepayments under Section 2.5, payments of the Release Price with respect to Timeshare Intervals or a Calvada Lot that have been sold pursuant to a Contract, the application of insurance proceeds to the prepayment of the Inventory Loan pursuant to Section 3.5 hereof or the application of Condemnation Compensation pursuant to Section 3.6 hereof, the Debtor may not prepay the Inventory Loan, and in no circumstance may it re-borrow previously paid Inventory Advances. The Inventory Loan shall be payable in the manner set forth in Section 2.4 of this Agreement and in the Inventory Note. The Inventory Loan shall be due and payable on the Inventory Maturity Date together with any accrued interest thereon then remaining unpaid and any other amounts then due in connection therewith, under the Inventory Note or under any of the other Security Documents relating to, or otherwise securing, the Inventory Loan.

     2.2  Issuance of Note; Rate of Interest; Receipt of Payments.

     (a) Inventory Note. The Debtor shall authorize, issue and deliver to the Lender a promissory note (as amended from time to time, the "Inventory Note") substantially in the form attached to this Agreement as Exhibit B.

     (b) Rate of Interest: Inventory Loan. Interest shall accrue on the Inventory Loan and be due monthly in arrears on the first (1st) Business Day of each month, as more particularly provided in the last sentence of this paragraph, and shall be paid as provided in Section 2.4 of this Agreement. Subject to the accrual of interest on the Inventory Loan after the occurrence of a Default or Event of Default, as more particularly provided below in this clause (b), the Monthly Average Weighted Loan Balance in respect of the Inventory Loan for each calendar month shall bear interest at a rate per annum equal to the Interest Rate.

     Interest shall be calculated under this clause (b) on the basis of actual days elapsed over a period of a 360-day year.

     The Inventory Loan shall bear interest as of the date of the Lender's wiring of funds thereof through the date of the receipt by the Lender of the repayment of such Loan (if the repayment of all or any portion of the Loan is received by the Lender later than 3:00 p.m. Eastern time, then interest accrual thereon shall be through the next Business Day following such receipt). After the occurrence of an Event of Default or after the Inventory Maturity Date (if the aggregate principal balance of the Inventory Loan is not paid in full on the Inventory Maturity Date), the Inventory Loan will bear interest at the Default

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

Rate.

     The Debtor and the Lender intend to comply at all times with applicable usury laws. All agreements between the Debtor and the Lender, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand or acceleration of the maturity of any Note or otherwise, shall the interest contracted for, charged, received, paid or agreed to be paid to the Lender exceed the maximum amount permissible under applicable law, or in the absence of a maximum allowable rate under applicable law, then, 45% per annum (the "Maximum Rate"). The Lender may, in determining the Maximum Rate in effect from time to time, take advantage of any law, rule or regulation in effect from time to time available to the Lender which exempts the Lender from any limit upon the rate of interest it may charge or grants to the Lender the right to charge a higher rate of interest than that otherwise permitted by applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Lender in excess of the Maximum Rate, the interest payable to the Lender shall be reduced to the Maximum Rate; and if from any circumstance the Lender shall ever receive anything of value deemed interest by applicable law in excess of the Maximum Rate, an amount equal to any excessive interest shall be applied to the reduction of the principal of the Loan and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of the Loan, such excess shall be refunded to the Debtor. All interest paid or agreed to be paid to the Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal so that the interest on the Loan for such full period shall not exceed the Maximum Rate.
The Debtor agrees that in determining whether or not any interest payment under the Security Documents exceeds the Maximum Rate, any non-principal payment (except payments specifically described in the Security Documents as "interest") including without limitation, prepayment fees and late charges, shall to the maximum extent not prohibited by law, be an expense, fee or premium rather than interest. The Lender hereby expressly disclaims any intent to contract for, charge or receive interest in an amount which exceeds the Maximum Rate. The provisions of this Agreement, the Note, and all other Security Documents are hereby modified to the extent necessary to conform with the limitations and provisions of this paragraph, and this paragraph shall govern over all other provisions in any document or agreement now or hereafter existing. This paragraph shall never be superseded or waived unless there is a written document executed by the Lender and the Debtor, expressly declaring the usury limitation set forth in this paragraph to be null and void, and no other method or language shall be effective to supersede or waive this paragraph.

     (c) Interest and Other Payments Due on Holidays. If any payment due on, or with respect to, this Agreement, the Note or any other Security Document shall fall due on a day other than a Business Day, then such payment shall be made on the 1st Business Day following the day on which such payment shall have so fallen due; provided that if all or any portion of such payment shall consist of a payment of interest, for purposes of calculating such interest, such payment shall be deemed to have been originally due on such first following Business Day, and such interest shall accrue and be payable to (but not including, subject to clause (d) below) the actual date of payment.

     (d) Application of Payments Received after 3:00 p.m. Any payment actually received by the Lender at or before 3:00 p.m. Eastern time, by federal funds wire transfer on any Business Day, shall be deemed to have been received by the Lender on such day. Any payment actually received by the Lender after 3:00 p.m. Eastern time, by federal funds wire transfer on any Business Day, shall be deemed to have been received on the next following Business Day. All payments received by the Lender on a day other than a Business Day, or in a manner other than by federal funds wire transfer, shall be deemed to have been received by the Lender on the Business Day such amounts actually become available to the Lender prior to 3:00 p.m. Eastern time in immediately available funds.

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

     2.3  Intentionally Deleted

     2.4  Release Payments; Voluntary Prepayments of Inventory Loan.

     (a) Release Payments. Payments of Release Prices in respect of Unsold Inventory Lot/Timeshare Intervals shall be applied by the Lender when received in good, collected funds to the payment of the principal amount of the Inventory Loan. Debtor shall be responsible on the first (1st) business day of each month to pay to Lender all fees, costs and expenses as set forth in Section 10.2 of this Agreement, in each case, as the same may have arisen in respect of the Inventory Loan, payment of all unpaid Release Fees in respect of the Inventory Loan, the payment of all billed and unpaid interest, if any, in respect of the Inventory Loan, the payment of any other Obligations unpaid and in default and all Interest which accrues on the Inventory Loan in respect of the prior calendar month.

     (b) Voluntary Prepayments. Debtor shall have the right to prepay the Inventory Loan as provided in Section 2.1 or in full at any time provided however in connection with a full repayment of the Obligations hereunder, Debtor shall pay a prepayment fee equal to (i) or (ii) below:

          (i) For the period from and after the Closing Date through the date of such prepayment, if $1.00 or more of obligations remains due to Lender under a General Loan and Security Agreement of August 12, 1998, the difference between either (a) $136,745.00 or (b) if the number of Unsold Inventory Lot/Timeshare Intervals on the Closing Date is less than Three Thousand Nine Hundred Seven (3,907), the number of Unsold Inventory Lot/Timeshare Intervals on the Closing Date multiplied by seventy (70%) percent and further multiplied by $50.00 less (c) the aggregate of all Release Fees paid by Debtor and received by Lender to the date of such repayment; or

          (ii) For the period from and after the Closing Date through the date of such prepayment, if no obligations remain due to Lender under a General Loan and Security Agreement of August 12, 1998, the number of Unsold Inventory Lot/Timeshare Intervals on the date of such repayment multiplied by seventy percent (70%) and further multiplied by $25.00.

     (c) Mandatory Prepayment. Debtor shall make mandatory payments or prepayments, as the case may be, in addition to the Release Payments as follows:

     (i) At any time, the retail value (calculated as the aggregate of the average offering prices for each Timeshare Interval or Lot for sale to Purchasers over the immediately preceding ninety (90) days) of the Timeshare Intervals and Calvada Lots remaining subject to the Inventory Deed of Trust exceeds Twelve (12%), such amount as is necessary to reduce the Obligations to such maximum amount; and

     (ii) At any time that seventy percent (70%) of the remaining Timeshare Intervals and Calvada Lots subject to the Inventory Deed of Trust at the current retail value (calculated as the aggregate of the average offering prices for each Timeshare Interval or Lot for sale to Purchasers over the immediately preceding ninety (90) days) are less than the Obligations, Debtor shall either make a mandatory payment of such amount as is necessary to cause the retail value of seventy percent (70%) of the remaining Timeshare Intervals and Calvada Lots to exceed the Obligations by $1.00 or more if Debtor desires

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

            to have the Release Price remain at $1,350 or shall on all future sales pay such increased Release Price so as to cause the Obligations due to Lender to be repaid at such time as seventy percent (70%) of the remaining Timeshare Intervals and Calvada Lots subject to the Inventory Deed of Trust are sold; and

     (iii) On or before the following anniversary dates to the extent necessary so that the principal balance of the Inventory Loan does not exceed the following levels:

                    Date        Principal Balance Remaining
                    ----        ---------------------------

            April 1, 2002               $2,700,000
            April 1, 2003               $1,900,000
            April 1, 2004               $1,500,000
            April 1, 2005               $     0.00

     2.5    Participating Lender.

     The Lender shall have the right, without prior notice to the Debtor or the approval of the Debtor, to designate one or more Participating Lenders and to grant to such Participating Lenders participations in the Receivable Loan Agreement and/or the Inventory Loan, on terms and conditions satisfactory to the Lender. In the event that the Lender so designates a Participating Lender and grants such Participating Lender a participation in any of such Loans, such Participating Lender shall communicate and deal only with the Lender in respect to such Participating Lender's interest in any of such Loans and the Collateral and the Debtor shall communicate and deal hereunder only with the Lender and not with any Participating Lender.

SECTION 3.  COLLATERAL

     3.1    Security.

     For the purpose of securing the prompt and complete payment and performance by the Debtor of all of the Obligations, the Debtor does unconditionally and irrevocably hereby grant to the Lender a security interest in, and a Lien upon, the following Property of the Debtor, whether now owned or hereafter acquired (such Property being herein referred to as the "Collateral"):

     (a) all of the Debtor's right, title and interest in, to and under (including, without limitation, all revenues, proceeds, rents and other benefits derived from) any franchises (excluding the Hospitality Franchise System and Ramada Franchise Systems license agreements), permits, trade names, trademarks (and goodwill associated therewith), approvals, leasehold interests (whether as lessor or lessee), management contracts, marketing contracts, maintenance contracts, utility contracts, security contracts, licensing contracts, Timeshare Documents or other similar contracts and all guaranties of any of the foregoing, including, without limitation, the contracts set forth on Schedule 2 to this Agreement (individually, a "Property-Related Contract" and, collectively, the "Property-Related Contracts") relating, in each case, to the Calvada Lots or Timeshare Intervals;

     (b) all other accounts, contract rights, general intangibles, documents, instruments and proceeds of the Debtor related to the Property described in clause (a) above, or otherwise connected with, or related to, the operation and/or use of the Calvada Lots or Timeshare Intervals (including, without limitation, all rights of the Debtor in and to unearned or prepaid Insurance Premiums, Impositions or

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

other charges for utilities and any deposits with respect thereto relating to any Resort and any interest thereon and any Compensation that would be payable in respect of any construction, architect and engineering contracts entered into or to be entered into by the Debtor in connection with the refurbishing of the Timeshare Intervals, Calvada Lots or a Resort;

     (c)  all Books and Records;

     (d)  all Equipment;

     (e) all of the Debtor's right, title and interest of whatever character (whether as owner, vendor, chattel lessee, Declarant, Unit owner, Timeshare Interval owner or otherwise, vested and now owned) in and to (i) all Timeshare Intervals owned by Debtor (now existing) in any Resort which Timeshare Interval is subjected to the Inventory Deed of Trust, (ii) the Declarations, (iii) all building materials, supplies and other Property now or hereafter stored at or delivered to the Resorts or any other location for installation in or on any Unit, (iv) except to the extent included in clause (a) or clause (b) above, all rents, issues, profits and condemnation awards now or hereafter belonging or in any way pertaining to any Unit, provided that nothing in this clause shall limit or restrict the right of the Debtor to collect "Rents" as defined, and provided for, in the Assignment of Rents, and (v) any and all plans, specifications, drawings, books, records, marketing materials and similar items now or hereafter relating to any Unit, the operation thereof, any rights of the Debtor thereto or any interest therein;

     (f) all of the Debtor's right, title and interest of whatever character (whether as owner, vendor, chattel lessee, Declarant, or otherwise, vested and now owned) in and to (i) The Calvada Lots owned by Debtor (now existing) and subjected to the Inventory Deed of Trust, (ii) the Declarations, (iii) except to the extent included in clause (a) or clause (b) above, all rents, issues, profits and condemnation awards now or hereafter belonging or in any way pertaining to any Calvada Lot subjected to the Inventory Deed of Trust, provided that nothing in this clause shall limit or restrict the right of the Debtor to collect "Rents" as defined, and provided for, in the Assignment of Rents and
(iv) any and all plans, specifications, drawings, books, records, marketing materials and similar items now or hereafter relating to any Calvada Lot or any rights of the Debtor thereto or any interest therein;

     (g) all of the Debtor's right, title and interest of whatever character (whether as owner, chattel lessee, Declarant, Unit owner, Timeshare Interval owner or otherwise, whether vested or contingent and whether now owned or hereafter acquired) in and to any and all judgments, settlements, claims, awards, insurance proceeds and other proceeds and compensation, and any interest thereon (collectively, "Compensation"), now or hereafter made or payable in connection with (i) any casualty or other damage to all or any part of the Timeshare Intervals, Units or Calvada Lots subjected to the Inventory Deed of Trust, (ii) any condemnation proceedings affecting the Timeshare Intervals, Units or Calvada Lots subjected to the Inventory Deed of Trust or any rights thereto or any interest therein, (iii) any damage to or taking of the Timeshare Intervals, Units or Calvada Lots subjected to the Inventory Deed of Trust or any rights thereto or any interest therein arising from or otherwise relating to any exercise of the power of eminent domain (including, without limitation, any and all Compensation for change of grade of streets or any other injury to or decrease in the value thereof), or any conveyance in lieu of or under threat of any such taking, (iv) any and all proceeds of any sale, assignment or other disposition of the Timeshare Intervals, Units or Calvada Lots subjected to the Inventory Deed of Trust or any rights thereto or any interest therein, (v) any and all proceeds of any other conversion (whether voluntary or involuntary) of the Timeshare Intervals, Units or Calvada Lots subjected to the Inventory Deed of Trust or any rights thereto or any interest therein or to cash or any liquidated claim relating thereto, and (vi) any and all refunds and rebates of or with respect to any Insurance Premium, any Imposition or any other charge for utilities

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

relating to the Timeshare Intervals, Units or Calvada Lots subjected to the Inventory Deed of Trust (including, without limitation, any and all refunds and rebates of or with respect to any deposit or prepayment relating to any such Insurance Premium, Imposition or charge), and any and all interest thereon, whether now or hereafter payable or accruing; and

     (h) all other "Mortgaged Property," as such term is defined in the Inventory Deed of Trust, whether such Collateral shall be presently in existence or whether it shall be acquired or created by the Debtor at any time hereafter, wherever located, together with the products and proceeds thereof, and any replacements, additions and/or accessions thereto and substitutions thereof and after-acquired Property related to the Timeshare Intervals, Units or Calvada Lots subjected to the Inventory Deed of Trust, provided that any Collateral which shall have been released by the Lender from the Liens provided for herein or in any other Security Document shall not be deemed to have again become subject to such Liens solely by virtue of becoming after-acquired Property of the Debtor.


     The Lender agrees that, upon the release of a Timeshare Interval or Calvada Lot from the Inventory Deed of Trust, the Lender will release any security interest, together with all documents, instruments, chattel paper, proceeds, revenues, Property rights, privileges and other benefits relating thereto.

     3.2  Undertakings Regarding Collateral.

     (a) The Lender shall not be required to take any steps to perfect or maintain the perfection of its security interest in the Collateral and no loss of, or damage to, the Collateral shall release the Debtor from any of the Obligations.

     (b) The execution and delivery of this Agreement, and the granting of the Liens in and to the Collateral, shall not subject the Lender to, or transfer or pass to the Lender or in any way affect or modify, the liability of the Debtor under any or all of the Property-Related Contracts or in connection with the Resorts or Calvada Lots, the Declaration or the Association's Articles of Incorporation or By-Laws, it being understood and agreed that notwithstanding this Agreement, and the granting of the Liens in and to the Collateral, all of the obligations of the Debtor (whether as owner, chattel lessee, vendor, mortgagee, Declarant, Unit owner, Timeshare Interval owner or otherwise) to each and every other party under each and every one of the Property-Related Contracts and/or in connection with the Resorts or the Declaration and Articles of Incorporation and By-Laws of the Association shall be and remain enforceable by such other party, its successors and assigns, only against the Debtor or Persons other than the Lender, and the Lender has not assumed any of the obligations or duties of the Debtor under or with respect to any of the Property-Related Contracts or otherwise in connection with the Resorts or the Declaration or the Articles of Incorporation or By-Laws of the Association.

     (c) The Debtor hereby agrees and acknowledges that neither the acceptance of this Agreement or any other Security Document by the Lender nor the exercise of, or failure to exercise, any right, power or remedy in this Agreement or in any other Security Document conferred upon the Lender shall be deemed or construed to obligate the Lender to pay any sum of money, take any other action or incur any liability in connection with, or collect or realize upon, any other Collateral. It is further agreed and understood by the Debtor that the Lender shall not be liable in any way for any cost, expense or liability connected with, or any charge or liability arising from, any of the Property-Related Contracts or any other Collateral.

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

     (d) The Debtor hereby agrees to indemnify the Lender, and hold it harmless, from any and all liability, loss or damage which it may or might incur by reason of any and all claims and demands whatsoever which may be asserted against the Lender arising out of, as a result of, or otherwise connected with, the Liens hereby granted to the Lender by the Debtor under or in respect of any of the Property-Related Contracts or any other Collateral by reason of (i) the failure by the Debtor to perform any obligations or undertakings required to be performed by the Debtor under or in connection with any of such Property-Related Contracts or any other Collateral, (ii) any failure by the Debtor, in connection with any of the Property-Related Contracts or any other Collateral, to comply with any applicable federal, state or local consumer credit, sale rescission or usury statute, and (iii) failure by the Debtor to comply with any applicable federal, state or local statutes or ordinances and the rules and regulations promulgated thereunder pertaining to the renovation, construction, use or operation of the Resorts (including, without limitation, the Units) or to otherwise discharge its duties and obligations under applicable law and under the Declaration or the Association's Articles of Incorporation or By-Laws as Declarant.

     3.3  Financing Statements/Perfection Documents.

     The Debtor agrees, at its own expense, to execute the financing statements required by the Rhode Island Uniform Commercial Code together with any and all other instruments or documents and take such other action, including delivery of such instruments and documents, as may be necessary to perfect, and to continue the perfection of, the Lender's security interest and Liens in the Collateral and, unless prohibited by law, the Debtor hereby authorizes the Lender to execute and file any such financing statement on the Debtor's behalf. The parties agree that a legible carbon, photographic or other reproduction of this Agreement or of a financing statement shall be sufficient as a financing statement.

     3.4  Location of Collateral; Books and Records.

     All tangible Collateral (other than Collateral delivered to the Lender and other than certain Books and Records which may be kept on Debtor's premises in Las Vegas, Nevada) which is personal Property is to remain, at all times, on the premises of the Debtor at 4310 Paradise Road, Las Vegas, Nevada or on the premises of one of the Resorts and the Debtor represents and warrants to the Lender that all of the currently existing tangible Collateral is now located either at Debtors Las Vegas premises or on the premises of one of the Resorts , and the Debtor will not transfer the Collateral from such premises to other locations without the prior written approval of the Lender. The Debtor shall, upon receipt of a written request therefor from the Lender, deliver to the Lender, then current copies of all computer tapes, disks, software and microfiche records constituting, in whole or in part, the Books and Records.

     3.5  Insurance of Collateral.

     (a) Maintenance of Insurance. The Debtor agrees to maintain, or cause to be maintained, insurance, with financially sound and reputable insurers acceptable to the Lender, with respect to the Calvada Lots, Units and the personal Property located therein (including, without limitation, the furniture, fixtures and furnishings thereof), all other equipment and other personal Property of every nature whatsoever now or hereafter located in or on, or attached to, and used or intended to be used in connection with the Resorts, the Common Amenities and the Books and Records, against casualties, contingencies, hazards and such other risks (including, without limitation, (i) fire, hurricane, tornado, wind damage, and such other risks insured against by a standard all-risk property and fire insurance policy and endorsement for extended coverage and (ii) flood insurance, if required by applicable law) and in such amounts as shall be reasonably satisfactory to the Lender (such insurance to be maintained during the refurbishing of the Resorts and to cover materials in as well as adjacent to the structures so insured;

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

such insurance shall also be maintained prior to such refurbishing as well as after such refurbishing); provided, however, that such casualty insurance shall
(A) in no case be in an amount less than an amount sufficient to rebuild the Units or the Common Amenity which shall have suffered the loss and replace any of the personal Property located therein and (B) be sufficient to provide funds to fully compensate owners of Timeshare Intervals in and to such Unit for any inability to utilize such Unit and/or Common Amenity during any period following a loss to such Unit or Common Amenity. The Debtor shall deliver copies of the policies of such insurance to the Lender, with satisfactory lender's loss payable endorsements naming the Lender as loss payee to the extent of its interest and as such interest may appear on the Closing Date, as set forth in
Section 5.12 hereof and within 15 days after the Closing Date, Debtor shall deliver a certification from the insurance company or insurance companies issuing such policies certifying that such copies are true and correct. Each such policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days' prior written notice to the Lender in the event of cancellation of the policy for any reason whatsoever and a clause that the interest of the Lender shall not be impaired or invalidated by any act or neglect of the Debtor or owner of the Property nor by the occupation of the premises for purposes more hazardous than are permitted by said policy. If the Debtor shall fail to provide and pay for such insurance, or have the same provided and paid for, the Lender may, at the Debtor's expense, procure the same, but shall not be required to do so. The Debtor agrees to deliver to the Lender, promptly as rendered, true copies of all reports made by the Debtor in any reporting form to insurance companies. The Debtor shall maintain or caused to be maintained insurance with financially sound and reputable insurers with respect to its Property and business (including, without limitation, the Collateral) covering any public liability of the Debtor, its officers, agents or employees (including, without limitation, damage by Debtor or its officers, agents or employees or the Association to the Property of other Persons, any bodily injury caused by Debtor or its officers, agents or employees to any other Person, or any negligent act or other similar liability of Debtor or its officers, agents or employees) and in such amounts as are satisfactory to the Lender; the Lender shall be named as a co-insured thereon.

     The Debtor shall, on or prior to August 15 of each year, commencing on August 15, 2001, submit to the Lender insurance certificates showing the type and amounts of insurance coverage maintained, or caused to be maintained, by Debtor in respect of the Resorts, the then current premium cost in respect thereof and the amount of such cost which shall have been previously paid. The Debtor shall, to the extent permitted by applicable law, cause all casualty policies of insurance provided under the Declarations to have mortgagee endorsements in respect of the Lender's interests in and to the Timeshare Interval or Calvada Lot that is the subject of the Inventory Deed of Trust.

     The Debtor shall pay, or cause to be paid, all premiums on the aforesaid insurance policies and all other fees and charges payable in connection with such insurance policies (such premiums, fees and charges being collectively referred to herein as "Insurance Premiums") not later than the due date thereof. If the Debtor shall fail to pay, or cause to be paid, any such Insurance Premiums, the Lender may (but shall not be obligated to), at Debtor's expense, pay the same. Any such payment shall be subject to Section 3.11 hereof.

     If the Mortgaged Property (as defined in the Inventory Deed of Trust) is sold at a foreclosure sale or if the Lender shall acquire title to said Mortgaged Property, the Lender shall have all of the right, title and interest of the Debtor in and to all insurance policies required under this clause (a) and the unearned premiums thereon, related to the Mortgaged Property, and in and to the proceeds resulting from any damage to said Mortgaged Property prior to such sale or acquisition.

     (b) Condominium/Timeshare Insurance Proceeds. The Lender acknowledges that application of all or a portion of any proceeds of insurance may be subject to the Nevada, New Jersey,

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

Florida or Hawaii Condominium Ownership Acts, the Nevada, New Jersey, Florida or Hawaii Common Interest Ownership Acts and the terms and provisions of the Declaration, and the foregoing requirements in this Section 3.5 shall be subject thereto (unless such laws may be modified by agreement and have been so modified). For so long as the Inventory Loan shall remain outstanding, any proceeds of insurance payable by the Association, any manager retained by it or by the Declarant in respect of any Unit or Timeshare Interval to the Debtor under the Declarations, the Associations' Articles of Incorporation or By-Laws or under the applicable law shall be promptly paid and/or turned over to the Lender as proceeds of the Collateral and applied either in accordance with the applicable law or, if no such requirement exists, to the prepayment of the Loan without prepayment penalty (after deducting therefrom all out-of-pocket costs and expenses of the Lender in respect thereof) as provided in Section 2.1 hereof. Without limiting the immediately preceding sentence, any proceeds of insurance in respect of any Unit or Timeshare Interval received by the Debtor or received by the Debtor as Declarant or received by the Associations at a time during which

     (i) the Debtor (as Debtor or as Declarant) or any Affiliate shall be the only owner or owners of Units or Timeshare Intervals, or

     (ii) the insurance provisions of the Declarations shall have been suspended, shall be promptly paid and/or turned over to the Lender (and the Debtor, as Debtor or as Declarant, shall cause such payment and/or turnover) as proceeds of the Collateral and applied to the prepayment of the Loan (after deducting therefrom all out-of-pocket costs and expenses of the Lender in respect thereof) as provided in Section 2.1 hereof.

     (c) Miscellaneous Application of Insurance Proceeds. Subject to the terms, provisions and requirements of the Declarations and applicable law and to the extent that clause (b) above shall not be applicable, the Lender is hereby irrevocably authorized and appointed the agent and attorney-in-fact of the Debtor (with full right of substitution) to adjust or compromise any insured loss in respect of the Collateral and to collect and receive the proceeds from any such policy in respect of any such loss, which appointment shall be deemed to be coupled with an interest. Each insurance company issuing any of the above-mentioned insurance policies is hereby irrevocably authorized and directed to make payment in respect of any such loss (whether or not the Lender shall have exercised its option to adjust or compromise such loss) directly to the Lender alone and not to the Debtor and the Lender jointly. The Debtor shall immediately pay over to the Lender any such payments received directly from any such insurance company. The Lender is hereby irrevocably authorized and appointed the agent and attorney-in-fact of the Debtor (with full right of substitution) to endorse the Debtor's name on any instrument in payment of such proceeds, which appointment shall be deemed to be coupled with an interest. Such insurance proceeds received by the Lender shall not be, nor be deemed to be, trust funds and may be commingled with the general funds of the Lender. No interest shall be payable in respect of any such insurance proceeds received by the Lender. After deducting from such insurance proceeds any expenses incurred by the Lender in the adjustment or compromise of such loss or in the collection or handling of such funds (including, without limitation, attorneys' fees and disbursements), the Lender shall

     (i) if an Event of Default shall then exist, apply such net insurance proceeds to the prepayment of the Loan as provided in Section 2.1;

     (ii) if no Event of Default shall then exist and such loss shall not have been in respect of all, or substantially all, of the Collateral located at any Resort and shall have exceeded $20,000 and if the insurer which paid such insurance proceeds shall not claim any right of participation and/or assignment of rights in respect of the Lender with respect to the Obligations, either deliver the net insurance proceeds to

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

the Debtor as contemplated in clause (A) below but subject to the conditions set forth in said clause (A) or apply the same as contemplated in clause (B) below:

     (A) (1) the Debtor shall have, within 30 days of such loss, delivered to the Lender a written undertaking to rebuild, restore and/or repair the Collateral damaged or destroyed;

               (2) the Debtor shall have, within 60 days of such loss, submitted to the Lender for its approval (x) plans and specifications in respect of such rebuilding, restoration and/or repairing, which plans and specifications shall be reasonably satisfactory to the Lender and which shall have been prepared by an architect reasonably satisfactory to the Lender, (y) an estimate of all costs of such rebuilding, restoration and/or repairing signed by such architect and (z) copies of approvals or consents of all necessary governmental authorities;

               (3)  at the time of each disbursement contemplated by subclause
(8) below, the Lender shall be reasonably satisfied that such net insurance proceeds, together with any additional funds made available for such purpose by the Debtor and deposited with the Lender, shall be sufficient to effect such rebuilding, restoration and/or repairing in accordance with the aforesaid plans and specifications, free and clear of all Liens except the Liens contemplated or otherwise permitted herein and in the other Security Documents;

               (4)  at the time of each disbursement contemplated by subclause
(8) below, the Lender shall be reasonably satisfied that such rebuilding, restoration and/or repairing can be completed within any applicable time limitation imposed by law or, if there are no such time limitations, within a reasonable period of time;

               (5)  at the time of each disbursement contemplated by subclause
(8) below, the Lender shall be reasonably satisfied that, after such application and such rebuilding, restoration and/or repairing (taking into account any restrictions imposed by law or agreement on such rebuilding, restoration and/or repairing or on the use of the Collateral after such rebuilding, restoration and/or repairing), the Collateral shall have a Fair Market Value substantially the same as, or greater than, the Fair Market Value of the Collateral immediately prior to the occurrence of such damage or destruction;

               (6)  at the time of each disbursement contemplated by subclause
(8) below, no Property-Related Contract shall have been terminated or, if any Property-Related Contract shall have been terminated, the Lender shall be reasonably satisfied that the Debtor will be able to replace such Property-Related Contract reasonably promptly;

               (7) the holder of any encumbrance senior to the Liens provided herein or in any other Security Document in respect of the Collateral shall have consented and agreed to the application of insurance proceeds as set forth in this clause (A); and

               (8) the disbursement of such net insurance proceeds shall be in accordance with terms, conditions and procedures customarily followed by prudent institutional lenders in making construction loans in similar amounts and on such other terms, conditions and procedures as the Lender may reasonably require (as evidenced by its written notice thereof to the Debtor prior to the first disbursement pursuant to this subclause (8)) to assure the proper application of such proceeds and the continuing performance by the Debtor of its obligations hereunder and under the other Security Documents, including without limitation, receipt by the Lender of evidence of suitable payment bonds with respect to all material contracts and Builder's All Risk Insurance and a certificate from the Debtor certifying that (x) all rebuilding, restoration and/or repairing to the date of such disbursement has been performed substantially in accordance with the aforesaid plans and specifications and that there have been no material changes or modifications made in such plans and specifications, (y) the labor, services and/or materials to be paid by such disbursement have been performed upon, or furnished in respect of, the rebuilding, restoration and/or repairing of the Collateral and (z) no Event of Default exists at the time of such disbursement, or

     (B) the Lender shall apply such net insurance proceeds to the prepayment of the Loan as provided in Section 2.1 of this Agreement, if the Lender shall not have received the written confirmation referred to in subclause (A)(1) above within the time period required therefor or if the Debtor shall have informed the Lender, in writing, of its intention not to rebuild, repair and restore the Collateral or the Lender shall have determined the same at any time during the rebuilding, repairing or restoration process referred to in clause (A) above;

     (iii) if no Event of Default shall then exist and such loss shall not have been in respect of all, or substantially all, of the Collateral at any Resort and shall not have exceeded $20,000, deliver all of such net insurance proceeds to the Debtor and the Debtor shall thereupon be obligated to, and shall, promptly rebuild, repair and restore the Collateral subject to such loss (or shall cause such Property to be so promptly rebuilt, repaired and restored) to the equivalent of its condition immediately prior to such loss, whether or not such net insurance proceeds shall be sufficient to cover the costs thereof, and shall certify, within 120 days of such loss, to the Lender that such rebuilding, repairing and restoration has been completed and paid for in full; or

     (iv) if no Event of Default shall then exist and if such loss shall be in respect of all, or substantially all, of the Collateral at any Resort, apply such net insurance proceeds to the prepayment of the Loan, first, as provided in
Section 2.1 of this Agreement and second, as provided in the Receivable Loan Agreement.

     Any payment of insurance proceeds over to the Debtor, as provided above, shall not affect the Lien of this Agreement or any other Security Document as security for the Obligations. Notwithstanding any such loss, the Debtor shall continue to pay interest and principal at the applicable rate and amounts and at the applicable times provided in this Agreement and in the Note. Although the Lender intends to use reasonable efforts to collect such insurance proceeds in a timely fashion, the Lender shall not be responsible for any failure to collect any proceeds due under the terms of any insurance policy, regardless of the cause of such failure. Any balance of such net insurance proceeds remaining after the aforesaid application thereof shall, if no Event of Default shall then exist, belong, or be paid to, as the case may be, the Debtor, provided that, if an Event of Default shall then exist, the Debtor shall promptly deliver any such balance to the Lender and such balance shall be applied as a prepayment of the Loan as provided in Section 2.1 hereof.

     (d) Debtor Undertakings. In the event of any casualty or loss in respect of the Collateral, (i) the Debtor shall immediately notify the Lender of the same, (ii) the Lender may, in addition to its rights as beneficiary under the Inventory Deed of Trust, elect to exercise the voting rights of the Debtor as the owner of any Timeshare Interval, as such voting rights are provided for under the Declaration, regarding all matters of repair and restoration and (iii) the Debtor shall pay all assessments as required by the Declaration and/or the Association's Articles of Incorporation or By-Laws for repair and restoration due to inadequacy of insurance.

     Debtor agrees to cause any contractor hired by it to effect any of the refurbishing of the Collateral to carry adequate insurance in respect of bodily injury or other personal liability or property damage in respect of its employees or other third persons in connection with such refurbishing or construction. Certificates of such insurance shall be filed with the Lender prior to commencement of work and shall be reasonably acceptable to the Lender in form and substance.

     3.6  Condemnation.

     (a) Condominium/Timeshare Condemnation Compensation. Any compensation, awards, damages, claims, rights of action, proceeds, payment and other relief (collectively, "Condemnation Compensation") of, or on account of, any damage or taking of all or any part of the Collateral at any Resort in connection with any condemnation proceedings or any exercise of the power of eminent domain (or any conveyance in lieu of or under threat of any such taking), including, without limitation, any such Condemnation Compensation for change of grade of streets or any other injury to or decrease in the value of all or any part of the Collateral payable by the Association, any manager retained by it or by the Declarant in respect of any Unit or Timeshare Interval to the Debtor under the Declaration, the Association's Articles of Incorporation or By-Laws or under applicable law shall be promptly paid and/or turned over to the Lender as proceeds of the Collateral and applied to the prepayment of the Loan as provided in Section 2.1 hereof.

          (b)  Applicable Law.

     (i) The Lender acknowledges that application of all or a portion of any Condemnation Compensation may be subject to the Nevada, New Jersey, Florida or Hawaii Condominium Ownership Act, the Nevada, New Jersey, Florida or Hawaii Common Interest Ownership Act and the terms and provisions of the Declaration, and the foregoing requirements in this Section 3.6 shall be subject thereto (unless such laws may be modified by agreement and have been so modified).

     (ii) Any Condemnation Compensation in respect of any Unit or Timeshare Interval received by the Debtor or received by the Debtor as Declarant or received by the Association at a time during which

     (A) only the Debtor (as Debtor or as Declarant) or any Affiliate shall be the only owner of Units or Timeshare Intervals or Calvada Lots or

     (B) the condemnation provisions of the Declaration shall have been suspended shall be promptly paid and/or turned over to the Lender (and the Debtor, as Debtor or as Declarant, shall cause such payment and/or turnover) as proceeds of the Collateral and applied to the prepayment of the Loan as provided in Section 2.1 hereof.

     (c) Miscellaneous Application of Condemnation Compensation. Subject to the requirements, terms and provisions of the Declaration and to the extent that clause (b) above shall not be applicable, the Lender shall be entitled to all Condemnation Compensation of, or on account of, any damage or taking of all or any part of the Collateral in connection with any condemnation proceedings or any exercise of the power of eminent domain (or any conveyance in lieu of or under threat of any such taking), including, without limitation, any such Condemnation Compensation for change of grade of streets or any other injury to or decrease in the value of all or any part of the Collateral at any Resort. All such Condemnation Compensation, and the right thereto, is hereby assigned to the Lender and included in the Collateral. The Debtor shall promptly execute such further assignments of any such Condemnation Compensation as the Lender may require, and the Lender shall take all steps to assure that such

Condemnation Compensation shall be paid to the Lender alone, and not to the Debtor and the Lender jointly, and that such Condemnation Compensation at all times shall be free and clear of any Liens, charges or encumbrances of any kind whatsoever, except the Liens permitted or otherwise provided for herein or in the other Security Documents. The Lender is hereby irrevocably authorized and appointed the agent and attorney-in-fact of the Debtor (with full right of substitution) to endorse the Debtor's name on any instrument in payment of such Condemnation Compensation, which appointment shall be deemed to be coupled with an interest.

     The Lender is hereby irrevocably authorized and appointed the agent and attorney-in-fact of the Debtor (with full right of substitution) to commence, appear in and prosecute in its own and/or the Debtor's name any action or proceeding relating to any condemnation or exercise of the power of eminent domain, to settle or compromise any claim in connection therewith and to collect and receive such Condemnation Compensation and give proper receipts and acquittances therefor, which appointment shall be deemed to be coupled with an interest. The Debtor from time to time shall promptly deliver to the Lender any and all instruments and authorizations which the Lender may request to enable the Lender to take any such action. Such Condemnation Compensation received by the Lender shall not be, nor be deemed to be, trust funds and may be commingled with the general funds of the Lender. No interest shall be payable in respect of any such Condemnation Compensation. After deducting from such Condemnation Compensation any expenses incurred by the Lender in connection therewith (including, without limitation, attorneys' fees and disbursements), the Lender shall

     (i) if an Event of Default shall then exist, apply such net Condemnation Compensation to the prepayment of the Loan as provided in Section 2.1;

     (ii) if no Event of Default shall then exist, such damage or taking shall have not been in respect of all, or substantially all, of the Collateral at any Resort, such damage or taking shall not have rendered the remainder of the Collateral at any Resort economically inviable or unusable to the same extent and in the same manner as it was immediately prior to such damage or taking, and the Condemnation Compensation payable in respect thereof shall have exceeded $20,000, either deliver the Condemnation Compensation to the Debtor as contemplated in clause (A) below but subject to the conditions set forth in said clause (A) or apply the same as contemplated in clause (B) below:

     (A) (1) the Debtor shall have, within 30 days of such condemnation or taking, delivered to the Lender a written undertaking to rebuild, restore and/or repair the Collateral not condemned or taken;

          (2) the Debtor shall have, within 60 days of such condemnation or taking, submitted to the Lender for its approval (x) plans and specifications in respect of such rebuilding, restoration and/or repairing, which plans and specifications shall be reasonably satisfactory to the Lender and which shall have been prepared by an architect reasonably satisfactory to the Lender, (y) an estimate of all costs of such rebuilding, restoration and/or repairing signed by such architect and (z) copies of approvals or consents of all necessary governmental authorities;

          (3) at the time of each disbursement contemplated by subclause (8) below, the Lender shall be reasonably satisfied that such Condemnation Compensation, together with any additional funds made available for such purpose by the Debtor and deposited with the Lender, shall be sufficient to effect such rebuilding, restoration and/or repairing in accordance with the aforesaid plans and specifications, free and clear of all Liens except the Liens contemplated or otherwise permitted herein and in the other Security Documents;

           (4) at the time of each disbursement contemplated by subclause (8) below, the Lender shall be reasonably satisfied that such rebuilding, restoration and/or repairing can be completed within any applicable time limitation imposed by law or, if there are no such time limitations, within a reasonable period of time;

           (5) at the time of each disbursement contemplated by subclause (8) below, the Lender shall be reasonably satisfied that, after such application and such rebuilding, restoration and/or repairing (taking into account any restrictions imposed by law or agreement on such rebuilding, restoration and/or repairing or on the use of the Collateral after such rebuilding, restoration and/or repairing), the Collateral shall have a Fair Market Value substantially the same as, or greater than, the Fair Market Value of the Collateral immediately prior to the occurrence of such condemnation or taking;

           (6) at the time of each disbursement contemplated by subclause (8) below, no Property-Related Contract shall have been terminated or, if any Property-Related Contract shall have been terminated, the Lender shall be reasonably satisfied that the Debtor will be able to replace such Property-Related Contract reasonably promptly;

           (7) the holder of any encumbrance senior to the Liens provided herein or in any other Security Document in respect of the Collateral shall have consented and agreed to the application of Condemnation Compensation as set forth in this clause (A); and

           (8) the disbursement of such Condemnation Compensation shall be in accordance with terms, conditions and procedures customarily followed by prudent institutional lenders in making construction loans in similar amounts and on such other terms, conditions and procedures as the Lender may reasonably require (as evidenced by its written notice thereof to the Debtor prior to the first disbursement pursuant to this subclause (8)) to assure the proper application of such proceeds and the continuing performance by the Debtor of its obligations hereunder and under the other Security Documents, including without limitation, receipt by the Lender of evidence of suitable payment bonds with respect to all material contracts and Builder's All Risk Insurance and a certificate from the Debtor certifying that (x) all rebuilding, restoration and/or repairing to the date of such disbursement has been performed substantially in accordance with the aforesaid plans and specifications and that there have been no material changes or modifications made in such plans and specifications, (y) the labor, services and/or materials to be paid by such disbursement have been performed upon, or furnished in respect of, the rebuilding, restoration and/or repairing of the Collateral and (z) no Event of Default exists at the time of such disbursement, or

     (B) the Lender shall apply such Condemnation Compensation to the prepayment of the Loan as provided in Section 2.1 of this Agreement, if Lender (or its agent) shall have not received the written confirmation referred to in subclause (A)(1) above within the time period required therefor or if the Debtor shall have informed the Lender, in writing, of its intention not to rebuild, repair and restore the Collateral at any Resort or the Lender shall have determined the same at any time during the rebuilding, repairing or restoration process referred to in clause (A) above;

     (iii) if no Event of Default shall then exist and such damage or taking shall not have been in respect of all, or substantially all, of the Collateral at any Resort and the Condemnation Compensation payable in respect thereof shall not have exceeded $20,000, deliver all of such net Condemnation Compensation to the Debtor and the Debtor shall thereupon be obligated to, and shall, promptly rebuild, repair and restore the Collateral (or shall cause the Collateral to be so promptly rebuilt, repaired and restored) such that the Collateral is useable to the same extent and in the same manner, and is in substantially an equivalent condition, after such damage or taking as it was immediately prior to such damage or taking, whether or not such net Condemnation Compensation shall be sufficient to cover the costs thereof, and shall certify, within 120 days of such damage or taking, to the Lender that such rebuilding, repairing and restoration has been completed and paid for in full; or

     (iv) if no Event of Default shall then exist and if such damage or taking loss shall be in respect of all, or substantially all, of the Collateral at any Resort or the Resort is no longer economically viable or no longer useable to the same extent and in the same manner after such damage or taking as it was immediately prior to such damage or taking, apply such net Condemnation Compensation to the prepayment of the Loan as provided in Section 2.1of this Agreement.

     The Lender may release such net Condemnation Compensation to the Debtor without affecting the Lien of this Agreement or any other Security Document as security for the Obligations. Any balance of such net Condemnation Compensation remaining after the aforesaid application thereof shall, if no Event of Default shall then exist, belong to, or be paid to, as the case may be, the Debtor, provided that, if an Event of Default shall then exist, the Debtor shall promptly deliver any such balance to the Lender and such balance shall be applied as a prepayment of the Loan as provided in Section 2.1 hereof. Notwithstanding any such condemnation, the Debtor shall continue to pay interest and principal at the applicable rate and amounts and at the applicable times provided in this Agreement and in the Note. Although the Lender intends to use reasonable efforts to collect such Condemnation Compensation, in a timely fashion, the Lender shall not be responsible for any failure to collect such Condemnation Compensation, regardless of the cause of such failure.

     (d) Debtor Undertakings. In the event of any condemnation or taking in respect of any Resort (including, without limitation, any of the Collateral),
(i) the Debtor shall immediately notify the Lender of the same, (ii) the Lender may, in addition to its rights as beneficiary under the Inventory Deed of Trust, elect to exercise the voting rights of the Debtor as the owner of any Timeshare Interval or of Calvada Lots, as such voting rights are provided for under the Declaration, regarding all matters of repair and restoration and (iii) the Debtor shall pay all assessments as required by the Declaration and/or the Association's Articles of Incorporation or By-Laws for repair and restoration due to inadequacy of the Condemnation Compensation.

     3.7   Taxes Affecting Collateral.

     The Debtor shall pay or cause to be paid, on or before the last day when they may be paid without interest or penalty, all taxes, assessments, rates, dues, charges, fees, levies, excises, duties, fines, impositions, liabilities, obligations and encumbrances (including, without limitation, water and sewer rents and charges, charges for setting or repairing meters and charges for other utilities or services), general or special, ordinary or extraordinary, foreseen or unforeseen, of every kind whatsoever, now or hereafter imposed, levied or assessed by any public or quasi-public authority or instrumentality upon or against any of the Collateral or the use, occupancy or possession of any Resort, or upon or against this Agreement, the Note or the other Security Documents, the Obligations or the interest of the Lender in the Inventory Deed of Trust or any other item of Collateral (provided that this Section 3.7 shall not be construed to require the Debtor to pay any income tax imposed upon the general income of the Lender), as well as all assessments and other governmental charges imposed, levied or assessed in respect of any Collateral, and any and all interest, costs and penalties on or with respect to any of the foregoing (collectively, the "Impositions"). Upon request by the Lender, the Debtor shall deliver to the Lender receipts or other satisfactory proof of payment of any Impositions.

     The Debtor shall not claim, demand or be entitled to receive any reduction of, or credit toward, any Imposition on account of the Obligations. No deduction shall be claimed from the taxable value of any Collateral or any Resort by reason of the Obligations, any of the Security Documents or the interest of the Lender in the Collateral.

     If existing laws or procedures governing the taxation of mortgages, security documents or debts secured by mortgages or other security documents shall be changed in any manner after the date hereof so as to materially adversely impair the security of the Inventory Deed of Trust or the security interest herein granted or granted in any of the other Security Documents or to reduce the net income to the Lender in respect of the Obligations (excluding from any such determination of net income any reduction in such net income attributable to a change in taxes imposed on, or measured by, the net income of the Lender), then, upon request by the Lender, the Debtor shall pay to the Lender or to the taxing authority (if so directed by the Lender), all taxes, charges and related costs for which the Lender may be liable as a result thereof.

     The Debtor shall pay, or cause to be paid, when due, any and all recording (mortgage or personal property), intangible property and documentary stamp taxes, all similar taxes, and all filing, registration and recording fees, which are now or hereafter may become payable in connection with the Obligations, the Inventory Deed of Trust, this Agreement, any of the other Security Documents or any of the other Collateral. The Debtor shall pay when due any and all excise, transfer and conveyance taxes which are now or hereafter may become payable in connection with the Obligations, the Inventory Deed of Trust, this Agreement or any of the other Security Documents, or in connection with any foreclosure of the Inventory Deed of Trust or any other foreclosure of any Collateral under this Agreement or under any of the other Security Documents, or any other transfer of any item of Collateral in extinguishment of all or any part of the Obligations or any other enforcement of the rights of the Lender with respect thereto.

     3.8  Discharge of Liens Affecting Collateral.

     If any mechanic's, laborer's, materialman's, statutory or other Lien (other than Permitted Exceptions) shall be filed or otherwise imposed upon or against any item of the Collateral or any Resort, then the Debtor shall, within 30 days after being given notice of the filing of such Lien or otherwise becoming aware of the imposition of such Lien, cause such Lien to be vacated or discharged of record by payment, deposit, bond, final order of a court of competent jurisdiction or otherwise.

     The Debtor shall have the right, at its sole expense, to contest the validity of any such Lien or of the claim evidenced or secured thereby, by appropriate proceedings commenced prior to the expiration of the aforesaid 30-day period and thereafter diligently and continuously conducted in good faith to final determination, in which event the Debtor shall not be required to cause any such Lien to be vacated or discharged of record in accordance with the immediately preceding paragraph if, and only so long as:

     (a) no final judicial determination in respect of any foreclosure or other enforcement proceeding in respect of such Lien or the claim evidenced or secured thereby shall have been rendered and no nonjudicial foreclosure proceeding or sale in respect of such Lien or such claim shall have been commenced;

     (b) no claim for liability of any kind shall have been asserted against the Lender in connection with such Lien or the claim evidenced or secured thereby; and

     (c) if such Lien shall secure a claim of more than $20,000, the Debtor shall have established an escrow with the Lender, or shall have delivered to the Lender a satisfactory bond issued by a surety acceptable to the Lender or a satisfactory letter of credit for the benefit of the Lender issued by a bank acceptable to the Lender, in each case in an amount estimated by the Lender to be adequate to cover (i) the unpaid amount of such claim, (ii) all interest, penalties and similar charges which reasonably can be expected to accrue by reason of such contest or by reason of such nonpayment, and (iii) all costs, fees and expenses (including, without limitation, attorneys' fees and disbursements) which reasonably can be expected to be incurred in connection therewith by the Lender, which escrow, bond or letter of credit shall be maintained in effect throughout such contest and the amount of which shall be increased from time to time if reasonably required by the Lender to cover the foregoing amounts in subclause (i), subclause (ii) and subclause (iii).

     The Debtor shall inform the Lender, in advance and in writing, of its intention to contest any Lien securing a claim, or such claim itself, under this
Section 3.8 if such claim shall exceed $20,000.

     Upon termination of any such contest (whether by final determination or otherwise), or at any time during the course of any such contest that the conditions relieving the Debtor of its obligation to cause such Lien to be vacated or discharged shall no longer be satisfied or shall be discovered not to have been satisfied, the Debtor shall cause such Lien to be vacated or discharged of record. At the Lender's option, the escrow established or bond or letter of credit, as the case may be, delivered pursuant to this Section 3.8 may be, in the case of the escrow, liquidated, or, in the case of the bond or the letter of credit, drawn upon, at such time and the proceeds thereof may be applied to payment of all or any part of the claim evidenced or secured by such Lien and the interest, penalties, charges, costs, fees and expenses (including, without limitation, attorneys' fees and disbursements) referred to in subclause
(ii) and subclause (iii) of the immediately preceding paragraph. Promptly after such Lien has been vacated or discharged of record, the Debtor shall deliver to the Lender evidence reasonably satisfactory to the Lender that such Lien has been vacated or discharged of record. Thereafter, the amount then remaining in the escrow established pursuant to this Section 3.8 or such bond or letter of credit, as the case may be, shall be returned to the Debtor free and clear of the Lien of this Agreement or any other Security Document so long as no Event of Default shall have occurred and be continuing or, if an Event of Default shall have occurred and be continuing, shall be retained by the Lender as part of the Collateral.

     If any Lien shall not be vacated or discharged as required by this Section, then, in addition to any other right or remedy of the Lender, the Lender may, but shall not be obligated to, discharge such Lien in such manner as the Lender may select, and the Lender shall be entitled, if the Lender shall so elect, to compel the prosecution of an action for the foreclosure of such Lien by the lienor and, if the Lender shall so elect, to pay the amount of any judgment in favor of such lienor with interest, costs and allowances. Upon request by the Lender, the Debtor shall pay to the Lender, or to any other Person designated by the Lender, the amount of all payments made by the Lender as provided above and all costs, expenses and liabilities (including, without limitation, attorneys' fees and disbursements) incurred by the Lender in connection therewith, together with interest thereon at the Default Rate from the date paid or incurred by the Lender until the date so paid to, or as directed by, the Lender. To the extent permitted by law, the Lender shall thereupon be subrogated to the rights of such lienor and any such payments made by the Lender pursuant to this Section 3.8 shall be secured by the Collateral.

     3.9 Use of Resorts; Voting Rights of Debtor; Lender Consent to Timeshare Declaration Amendment.

     (a) Resorts. The Debtor shall not, as Declarant, Calvada Lot owner, Timeshare Interval owner or Unit owner, without the prior written consent of the
Lender:

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     (i)    request or otherwise initiate, consent to or acquiesce in any zoning classification or reclassification of any Resorts or the adoption, issuance, imposition or amendment of any other law, ordinance, rule, regulation, order, judgment, injunction or decree relating to the use, occupancy, operation, development or disposition of any Resort or which would limit the use of the Calvada Lots, Units or the Timeshare Intervals therein or reduce their Fair Market Value;

     (ii) request or otherwise initiate, consent to or acquiesce in the annexation of any part of any Resort by or into any municipality or other governmental or quasi-governmental unit;

     (iii) execute, file or record any subdivision plat affecting any Resort or request or otherwise initiate, consent to or acquiesce in any subdivision of any Resort;

     (iv) enter into, consent to or otherwise cause, permit or suffer any Resort to become subject to any covenant, agreement or other arrangement restricting or limiting the use, occupancy, operation, development or disposition thereof (other than any covenant of this Agreement or the other Security Documents and the Declarations );

     (v) materially and substantially modify, alter, remove or improve the Common Amenities without the prior written consent of the Lender;

     (vi) except as set forth in Schedule 9 of this Agreement, maintain the Units and/or Timeshare Intervals owned by it for lease or as a rental project or maintain the Calvada Lots for sale;

     (vii)  add or withdraw real Property from any Resort, or

     (VIII) permit the Units or any Timeshare Interval to be used other than for nonpermanent residential purposes or permit any Calvada Lot to be used other than for residential purposes.

     (b) Use by Public. The Debtor shall not cause, permit or suffer the Collateral to be used by the public without restriction (except as required by applicable law) or in any manner that might tend to impair the Debtor's right, title and interest in and to the Resorts or in any manner that might make possible any claim of adverse usage or adverse possession by the public or any claim of implied dedication of all or any part of any Resort.

     (c) Voting Rights. The Debtor hereby appoints and constitutes the Lender as its attorney-in-fact (with full power of substitution) to exercise all of its voting rights pertaining to any Calvada Lot, Unit or Timeshare Interval owned by the Debtor or in which the Debtor has an interest giving rise to the right to vote (whether as Declarant, as "Lienholder" under any Pledged Note Receivable Deed of Trust or otherwise). This power of attorney is coupled with an interest and shall be irrevocable for so long as any Obligations are owing by the Debtor to the Lender. This power of attorney may be used from time to time in the sole discretion of the Lender if there shall exist an Event of Default, or a material casualty, condemnation or taking shall have occurred with respect to any Resort or any part thereof. The Debtor agrees to execute, from time to time, such other documents as the Lender may request (including, without limitation, the form of proxy substantially in the form of Exhibit C to this Agreement) and file the same with the Secretary of the Association in accordance with the Association's By-Laws.

     Except with the prior written consent of the Lender, the Debtor shall not propose or vote for or

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consent to any modification of, or amendment to, the Declarations or the
Associations' Articles of Incorporation or By-Laws which could have (in the reasonable sole opinion of the Lender) an adverse effect on the Collateral or the operation or prospects of the Resorts. In each case under the Declarations and/or the Associations' Articles of Incorporation or By-Laws in which the Debtor's consent is required (as Declarant or as an owner of a Calvada Lot, Unit or a Timeshare Interval or as a vendor) for any proposed action, the Debtor shall not vote or give such consent without obtaining the prior written consent of the Lender if such action (in the reasonable sole opinion of the Lender) could have an adverse effect on the Collateral or the operation or prospects of any Resort.

     3.10 Other Timeshare Covenants.

     (a) Access. The Debtor as owner of Calvada Lots, a Unit or a Timeshare Interval shall have direct access to a publicly dedicated road.

     (b) Utilities. The Debtor shall have electric, gas, sewer, and water service and other necessary utilities available to the Calvada Lots and Units in sufficient capacity to service the Calvada Lots and Units.

     (c) Use of Amenities. The Debtor shall have access to, and the use of, all of the amenities and public utilities relating to the Calvada Lots and any Unit in which such Timeshare Interval is located (consistent with the contractual provisions and rules and regulations existing with respect to such amenities and public utilities), including, without limitation, the Common Amenities.

     (d) Timeshare Regimen. The Debtor shall take all necessary actions to preserve the condominium and timeshare regimens in respect of each of the Timeshare Intervals and shall take all necessary action to preserve the Calvada Lots as a residential subdivision.

     (e) Exchange Program. The Debtor shall maintain its membership in, and the Timeshare Intervals eligibility for, the timeshare exchange program of Resorts Condominium International, Inc or Interval International, Inc.

     (f) Local Legal Compliance. The Debtor shall comply, and shall cause the Units and the Calvada Lots to comply, with all applicable restrictive covenants, zoning or land use ordinances and building codes, health laws and regulations, and all other applicable laws, rules, ordinances and regulations.

     (g) Registration Compliance. The Debtor shall maintain, or cause to be maintained, all necessary consents, franchises, approvals, and exemption certificates, and the Debtor will make, or cause to be made, all registrations or declarations with any government or any agency or department thereof required in connection with the Calvada Lots, Units and the Timeshare Intervals and the occupancy, use and operation of the Units, and the sale and offering for sale of Timeshare Intervals and Calvada Lots.

     (h) Records. The Debtor shall maintain accurate and complete files relating to the Collateral to the reasonable satisfaction of the Lender.

     (i) Property-Related Contracts. Except as required by applicable law, the Debtor shall not materially modify or amend, or (subject to the rights and obligations of the Associations under the Declarations or the Associations' Articles of Incorporation or By-Laws) permit to be materially modified or amended, any material Property-Related Contract without the prior written consent of the Lender,

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which consent shall not be unreasonably withheld, or enter into, or (subject to the rights and obligations of the Associations under the Declarations or the Associations' Articles of Incorporation or By-Laws) permit to be entered into, any new material Property-Related Contract without the prior written consent of the Lender, which consent shall not be unreasonably withheld. The Debtor shall deliver any proposed amendment or modification of an existing Property-Related Contract or proposed new Property-Related Contract to the Lender at least 30 days prior to the execution thereof and shall request the Lender's consent to the form and substance of such amendment, modification or new Property-Related Contract. If the Debtor shall not have received a written response to such request from the Lender within 20 days of the delivery of such amendment, modification or new Property-Related Contract to the Lender, then the Debtor shall send a second request via nationally recognized overnight courier. Failure by the Lender to respond to such second request within 10 days of receipt thereof shall be deemed to constitute a consent to such request. The Debtor shall perform all of its obligations in a timely fashion under each Property-Related Contract.

     (j) Undertaking. The Debtor shall perform each and every covenant, agreement, and undertaking applicable to the Debtor (whether as Declarant, Calvada Lot owner, owner of a Unit, owner of a Timeshare Interval or otherwise) under the Declarations and/or the Association's Articles of Incorporation or By-Laws.

     (k) Notices. The Debtor shall promptly deliver to the Lender copies of each written notice or request, financial statement, budget or other information received by the Debtor under or with respect to the Declarations and/or the Associations' Articles of Incorporation or By-Laws, whether in its capacity as Declarant, Calvada Lot owner, owner of a Unit, owner of a Timeshare Interval, Lienholder or otherwise.

     3.11 Protection of Collateral; Assessments; Reimbursement.

     All Insurance Premiums and all expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral, any and all Impositions on any of the Collateral or in respect of the sale or other disposal thereof shall be borne and paid by the Debtor or the Debtor shall cause the Association or any manager retained by it to pay the same, as provided for in the Declaration and/or the Association's Articles of Incorporation or By-Laws. The Debtor shall promptly pay, as the same become due and payable, its share of all Insurance Premiums, expenses, Impositions and/or assessments as required by the Declaration and/or the Association's By-Laws. If the Debtor shall fail to pay, or cause to be paid, any such Insurance Premiums, expenses, Impositions and/or assessments, the Lender may, at the Debtor's expense, pay the same.

     If, by reason of any suit or proceeding of any kind, nature or description against the Debtor, or by the Debtor or any other party against any other Person, or by reason of any other facts or circumstances, which in the Lender's sole discretion makes it advisable for the Lender to seek counsel for the protection and preservation of the Collateral, or to defend its own interest, such expenses and counsel fees shall be allowed to the Lender and borne and paid by the Debtor.

     3.12 Interest on Lender Paid Expenses.

     All sums paid or incurred by the Lender under this Section 3, and any and all other sums for which the Debtor may become liable hereunder, and all costs and expenses (including payments to other Lien holders and attorneys' fees, legal expenses and court costs) which the Lender may incur in enforcing or protecting its Lien on, or rights and interest in, the Collateral or any of its rights or remedies under this Agreement or any other Security Document or in respect of any of the transactions contemplated herein

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

or therein shall (a) be considered as additional indebtedness owing by the Debtor to the Lender hereunder and, as such, shall be secured by all of the Collateral and (b) accrue interest at the Default Rate from the date paid or incurred by the Lender until paid in full by the Debtor.

     3.13  Lender Responsibility.

     The Lender shall not be (a) obligated or responsible for, the payment of any of the amounts or sums referred to in this Section 3 or (b) liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto other than, to exercise the standard of care in respect thereof which would be exercised by an institutional custodian similarly situated to the Lender and similarly engaged in the safekeeping of collateral and, in any case, shall not be liable or responsible in any way for any diminution in the value of the Collateral or for any act or default of any manager of any Resort and shall not be liable for any warranty (implied or express) whether created by statute, at law or pursuant to the Declaration or any other Timeshare Document.

     Upon the full, final and indefeasible payment of all Obligations , the Lender shall release its Liens in and to the Collateral, execute in favor of the Debtor any UCC release or termination statement in respect thereof. The Debtor shall bear all out-of-pocket expenses (including, without limitation, legal fees and disbursements of the Lender) in connection with such release, reassignment and delivery. All such release and/or termination documentation shall be reasonably satisfactory to the Lender and its counsel. The Debtor shall bear all expenses (including, without limitation, legal fees and disbursements of the Lender) in connection with such reassignment and delivery. All such reassignment and release documentation shall be reasonably satisfactory to the Lender and its counsel.

     3.14  Release of Lien on Unsold Inventory Lot/Timeshare Intervals.

     (a) Incremental Release. The Lender, once a month, agrees to execute and deliver to the Debtor the documents referred to below pursuant to which the Lien in its favor in and to any Unsold Inventory Lot/Timeshare Interval created by this Agreement, the Inventory Deed of Trust or any other Security Document will be released if, but only if, all of the following conditions shall have been fully satisfied:

     (i) the full Release Price in respect of such Unsold Inventory Lot/Timeshare Interval shall have been paid to the Lender in good, collected funds;

     (ii) a request, substantially in the form of Exhibit D attached hereto, shall have been completed and executed by the Debtor and submitted to the Lender not less than 5 Business Days in advance of the date on which the Debtor desires to consummate such release together with a (nonrefundable) administrative processing fee of $50 for each Unsold Inventory Lot/Timeshare Interval to be so released so long as there are Obligations outstanding under a Loan and Security Agreement between Debtor and Lender dated August 12, 1998 and a (nonrefundable) administrative processing fee of $25 for each Unsold Inventory Lot/Timeshare Interval to be so released after full repayment of all Obligations outstanding under a Loan and Security Agreement between Debtor and Lender dated August 12, 1998 (a "Release Fee");

     (iii) a request for partial release of deed of trust, substantially in the form of Exhibit E attached hereto or such other form reasonably acceptable to the Lender and its counsel, and a partial release of security interest, substantially in the form of Exhibit F attached hereto, shall have been completed by the Debtor and submitted to the Lender with the aforesaid request; and

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     (iv) no Event of Default shall then exist.

     The Debtor shall bear the responsibility of recording any and all documents executed by the Lender under this Section 3.15. The Debtor shall pay all escrow costs and recording costs in respect of such documents. If the Debtor shall have established an escrow in respect of any sale of an Unsold Inventory Lot/Timeshare Interval to a bona fide consumer purchaser, the Lender shall deposit the documents to be executed by it pursuant to clause (iii) above in such escrow if:

               (A) the documentation establishing such escrow is in form and substance satisfactory to the Lender and such documentation shall have been submitted to the Lender together with the written request referred to in clause (ii) above,

               (B) the escrowee under such escrow documentation is satisfactory to the Lender,

               (C) such escrow documentation provides that simultaneously with the release from such escrow of the documents referred to in clause
          (iii) above, the Release Price in respect of the Unsold Inventory Lot/Timeshare Interval to be so released shall be wired via Federal Reserve Bank wire (in immediately available funds) to the Lender,

               (D) such escrow documentation provides that such escrow will be consummated within 5 Business Days of the Lender's depositing of such release documents therein or such release documents shall be returned to the Lender by the escrowee of such escrow and

               (E) at the time of the depositing of such documentation into such escrow, all of the conditions in clauses (ii) through (iv) above shall have been fully satisfied.

     (b) Full Release of Inventory Deed of Trust. Upon the full, final and indefeasible payment of all Obligations in respect of the Inventory Loan and if no Event of Default shall then exist, the Lender shall release the Inventory Deed of Trust and the Assignment of Rents and shall release its Liens in and to the Collateral and its Liens in respect of the Development Rights or Special Declarant Rights, of the Debtor under the assignment referred to in Section 5.6 hereof. The Debtor shall bear all out-of-pocket expenses (including, without limitation, legal fees and disbursements of the Lender) in connection with such releases, provided that a release of the Inventory Deed of Trust pursuant to this clause (b) shall not require the payment of Release Fees with respect to remaining Unsold Inventory Lot/Timeshare Intervals. All documentation in connection with any of the aforesaid releases shall be reasonably satisfactory to the Lender and its counsel.

SECTION 4.  REPRESENTATIONS AND WARRANTIES

     As an inducement to the Lender to make the Inventory Loan, Debtor warrants and represents, as of the date hereof, and covenants to the Lender as follows:

     4.1  Subsidiaries and Capital Structure.

     Schedule 3 to this Agreement states (a) the name of each of the Affiliates of Debtor and the nature of the affiliation, (b) the number, nature and the holder of the outstanding Securities of Debtor, (c) the number of authorized, issued and treasury shares of Debtor, and (d) the name of each subsidiary of

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

Debtor.

     4.2  Corporate Organization and Authority.

     (a) Each of Preferred Equities Corporation and Brigantine Preferred Properties, Inc. is duly organized, validly existing and in good standing under the laws of the State of Nevada.

     (b) Each of Preferred Equities Corporation and Brigantine Preferred Properties, Inc. has all requisite power and authority and necessary licenses and permits to own and operate its Properties and to carry on its respective business as now conducted; and

     (c) Each of Preferred Equities Corporation and Brigantine Preferred Properties, Inc. has duly qualified and is authorized to do business and is in good standing as a foreign corporation in each jurisdiction where the character of its Properties or the nature of its activities makes such qualification necessary or desirable.

     4.3  Business and Property.

     Form 10K dated as of August 31, 2000 filed by Guarantor with the United States Securities and Exchange Commission and delivered by Debtor to Lender and except as set forth in the Form 10K correctly describes the general nature of the businesses and Properties (including all owned real Property, leases and leasehold interests) of Debtor. Except as set forth in the Form 10K the Debtor has not changed its name, been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person.

     4.4  Financial Statements.

     Preferred Equities Corporation shall have delivered its consolidated (with Brigantine Preferred Equities, Inc.) tax returns and consolidated and consolidating balance sheets and statements of income and expenses and such other financial statements as requested by Lender.

     4.5  Full Disclosure.

     Neither this Agreement nor any written statement made by Preferred Equities Corporation or Brigantine Preferred Properties, Inc. in connection with this transaction contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading. There is no fact which the Debtor has not disclosed to the Lender in writing which materially affects adversely or, so far as the Debtor can now foresee, will materially affect adversely the Property, business, prospects, profits or condition (financial or otherwise) of the Debtor or the ability of the Debtor to perform its Obligations under this Agreement, the Note or the other Security Documents.

     4.6  Pending Litigation.

     Except as set forth in Schedule 6 to this Agreement, there are no proceedings pending, or to the knowledge of the Debtor threatened, against or affecting the Debtor, any Affiliate, the Guarantor, any Resort or any Unit in any court or before any governmental authority or arbitration board or tribunal which involve the possibility of materially and adversely affecting the Property, business, prospects, profits or condition (financial or otherwise) of the Debtor or the ability of the Debtor to perform its obligations under this Agreement, the Note or the other Security Documents, provided that no such

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

proceedings shall be deemed to satisfy such material and adverse effect standard if such proceeding shall have been commenced by one or more of the aforesaid Persons as plaintiff and no counterclaim is pending in respect thereof against such Person. Neither the Debtor nor any Affiliate nor any Resort nor any Unit is in default with respect to any order of any court, governmental authority or arbitration board or tribunal.

     4.7  Title to Properties.

     Preferred Equities Corporation has good and marketable title in fee simple (or its equivalent under applicable law) to all of the Resorts other than Ramada Vacation Suites at Brigantine Beach and Brigantine Preferred Equities, Inc. has good and marketable title in fee simple (or its equivalent under applicable law) to the Ramada Vacation Suites at Brigantine Beach Resort free from Liens except as set forth on Schedule 7 to this Agreement. Except as set forth on Schedule 9 hereto, the Resorts are not subject to any leases.

     Neither the buildings in which the Units are located nor any of the Resorts are under investigation with respect to, and is not in violation of, any Environmental Protection Law. No proceedings have been commenced against, nor notice received by, the Debtor or any Affiliate concerning any alleged violation of any Environmental Protection Law. Neither the buildings in which the Units are located nor any Resort is, or has been, the subject of any threatened, proposed or actual cleanup or other protective or remedial action relating to any Hazardous Substances, whether pursuant to any Environmental Protection Law or otherwise. There are no Hazardous Substances in, on, or under the buildings in which the Units are located or any Resort, except as set forth on Schedule 10 to this Agreement and except as used or stored in compliance with all applicable Environmental Protection Laws or, with respect to ordinary cleaning materials and supplies, as customarily and prudently used or stored in operations similar to the Units or any Resort.

     The Debtor shall cause all asbestos located in any Resort to be removed by a duly licensed asbestos abatement contractor, all in accordance with applicable federal and state law.

     4.8  Trademarks; Licenses and Permits.

     The Debtor owns or possesses all of the trademarks, service marks, trade names, copyrights, franchises and licenses, and rights with respect thereto necessary for the conduct of its business as now conducted and as proposed to be conducted, without any known conflict with the rights of others.

     4.9  Transaction Is Legal and Authorized.

     The execution and delivery of this Agreement, the Note and the other Security Documents by the Debtor and the grant of the Liens to the Lender with respect to the Collateral by the Debtor and compliance by the Debtor with all of the provisions of this Agreement, the Note and the other Security Documents are:

     (a) within the corporate powers of each of Preferred Equities Corporation and Brigantine Preferred Properties, Inc.;

     (b) duly authorized and approved by the Board of Directors of each of Preferred Equities Corporation and Brigantine Preferred Properties, Inc.; and

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

     (c) valid and legal acts and will not conflict with, or result in any breach in any of the provisions of, or constitute a default under, or result in the creation of any Lien (except Liens contemplated under this Agreement or any other Security Document) upon any Property of either of Preferred Equities Corporation or Brigantine Preferred Properties, Inc. under the provisions of, any agreement, charter instrument, bylaw or other instrument to which either is a party or by which its Property may be bound.

     4.10 No Defaults.

     No Default or Event of Default exists, and there is no violation in any material respect of any term of any agreement, charter instrument, bylaw or other instrument to which either of Preferred Equities Corporation or Brigantine Preferred Properties, Inc. is a party or by which it may be bound.

     4.11 Governmental Consent.

     Neither the nature of the Debtor, or of any of its businesses or Properties, or any relationship between the Debtor and any other Person, or any circumstance in connection with the execution or delivery of this Agreement, the Note or the other Security Documents, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of the Debtor, as a condition of the execution, delivery or performance of this Agreement, the Note or any other Security Document.

     4.12 Taxes.

     The Debtor is not in default with respect to the payment of any taxes levied or assessed against it or any of its assets and has not failed to file any tax return required to be filed by it.

     4.13 Use of Proceeds.

     The proceeds from the Inventory Loan will be used as set forth on Schedule 11 to this Agreement. None of the transactions contemplated in this Agreement will violate or result in the violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. The Debtor does not intend to carry or purchase any "margin security" within the meaning of said Regulation G. None of the proceeds will be used to purchase or carry (or refinance any borrowing, the proceeds of which were used to purchase or carry) any "margin security" within the meaning of said Regulation.

     4.14 Compliance with Law.

Neither Preferred Equities Corporation nor Brigantine Preferred Properties,
Inc.:

     (a) is not in violation of any laws, ordinances, governmental rules or regulations to which it is subject; and

     (b) except as set forth in Schedule 12 hereto, has not failed to obtain any licenses, permits, franchises or other governmental authorizations, or make or cause to be made any registrations or declarations with any government or agency or department thereof, necessary to the ownership of its Property or to the conduct of its business;

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

which violation or failure to obtain or register would materially adversely affect the business, prospects, profits, Property or condition (financial or otherwise) of the Debtor.

     4.15  Restrictions of Debtor.

     Each of Preferred Equities Corporation and Brigantine Preferred Properties, Inc. is not a party to any contract or agreement which restricts its right or ability to incur indebtedness with respect to any Resort, or prohibits the execution of, or compliance with, this Agreement or any of the other Security Documents by the Debtor. Each of Preferred Equities Corporation and Brigantine Preferred Properties, Inc. has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its Property constituting the Collateral, whether now owned or hereafter acquired, to be subject to a Lien other than the Liens provided for herein and in the other Security Documents.

     4.16  Brokers' Fees.

     The Debtor and the Lender hereby agree that there are no brokers or finders which are entitled to receive compensation for their services rendered to the Debtor with respect to the transactions described in this Agreement.

     4.17  Deferred Compensation Plans.

     Except as set forth on Schedule 13 hereto, the Debtor has no pension, profit sharing or other compensatory or similar plan providing for a program of deferred compensation for any employee or officer which is subject to any requirement of the Employee Retirement Income Security Act of 1974, as amended.

     4.18  Labor Relations.

     The employees of the Debtor are not a party to any collective bargaining agreement with the Debtor.

     4.19  Validity of Liens Granted to Lender.

     Except with respect to the Permitted Exceptions, all Liens granted to the Lender in respect of the Collateral are, and shall continue to be, prior in right and superior to all other Liens granted to, or held by, any other Person.

SECTION 5. CONDITIONS PRECEDENT TO INVENTORY ADVANCE AND EFFECTIVENESS OF THIS AGREEMENT.

     The effectiveness of this Agreement and the obligation of the Lender to make each Inventory Advance shall be subject to the following conditions precedent which in all cases shall be satisfied not less than fifteen (15) days prior to each requested Inventory Advance:

     5.1   Opinions of Counsel.

The Lender shall have received from counsel for the Debtor, a closing opinion substantially in the form of Exhibit I attached to this Agreement and from Jon Joseph, Esq., special counsel to Mego Financial, a closing opinion substantially in the form of Exhibit J attached to this Agreement.

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

     5.2  Warranties and Representations True as of Closing Date.

     (a) The warranties and representations contained in this Agreement shall (except as affected by transactions contemplated by this Agreement) be true in all material respects on the Closing Date with the same effect as though made on and as of that date.

     (b) The Debtor shall not have taken any action, or permitted any condition to exist which would have been prohibited by any provision of this Agreement if such provision had been binding and effective at all times during the period from January 18, 2001 to and including the Closing Date.

     5.3  Compliance with this Agreement.

     The Debtor shall have performed and complied with all covenants, agreements and conditions contained herein which are required to be performed or complied with by it before or on the Closing Date, shall have provided to Lender a Request for Inventory Advance listing the Resorts for which an Inventory Advance is requested and providing such reasonable detail as is satisfactory to Lender to show that the Inventory Advance requested meets the requirements of Section
2.1 and after the making of such Inventory Advance when aggregated with all other Inventory Advances outstanding at the time, there will be no requirement of a Mandatory Prepayment under Section 2.4(c).

     5.4 Officer's Certificates; Secretary's Certificates; Good-Standing Certificates.

     (a) The Lender shall have received a certificate, substantially in the form of Exhibit K to this Agreement, dated as of the Closing Date and signed by the President or a Vice-President of each of Preferred Equities Corporation and Brigantine Preferred Properties, Inc., certifying that the conditions specified in Section 5.2(a), Section 5.2(b) and Section 5.3 of this Agreement have been fulfilled.

     (b) For the initial Inventory Advance only, the Lender shall have received a certificate of the Secretary or any Assistant Secretary of Steamboat, substantially in the form of Exhibit L to this Agreement, dated as of the Closing Date, certifying (i) the adoption by the Board of Directors of Steamboat Suites of a resolution authorizing Steamboat Suites to enter into a First Amendment to General Loan and Security Agreement between Debtor, Steamboat and Lender dated as of February , 2001 ("Steamboat First Amendment") and the transactions and instruments contemplated thereby and (ii) the incumbency and authority of, and verifying the specimen signatures of, the officers of Steamboat authorized to execute and deliver the Steamboat First Amendment.

     (c) For the initial Inventory Advance only, Steamboat shall have delivered to the Lender, in form satisfactory to the Lender, a recent good standing certificate from the Secretary of State of Colorado certifying the Steamboat's due corporate existence.

     (d) The Debtor shall have delivered to the Lender, in form satisfactory to the Lender, (i) recent certificates of the Secretary of State of each respective state certifying the due corporate existence of the Associations,
(ii) copies of the Articles of Incorporation and all amendments thereto and
(iii) copies of the By-Laws of the Associations.

     (e) The Lender shall have received a certificate of the Secretary or any Assistant Secretary of each of Preferred Equities Corporation and Brigantine Preferred Properties, Inc., substantially in the form of Exhibit M to this Agreement, dated as of the Closing Date, certifying (i) the adoption by the Board of Directors of Debtor of a resolution authorizing each of Preferred Equities Corporation and Brigantine

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Preferred Properties, Inc. to enter into this Agreement and the transactions and instruments contemplated hereby and (ii) the incumbency and authority of, and verifying the specimen signatures of, the officers of each of Preferred Equities Corporation and Brigantine Preferred Properties, Inc. authorized to execute and deliver this Agreement, the Note, the other Security Documents and the other documents contemplated thereunder.

     (f) Each of Preferred Equities Corporation and Brigantine Preferred Properties, Inc. shall have delivered to the Lender, in form satisfactory to the Lender, a recent good standing certificate from the Secretary of State of Nevada certifying its due corporate existence.

     (g) The Lender shall have received a certificate of the Secretary or any Assistant Secretary of Mego Financial, substantially in the form of Exhibit N to this Agreement, dated as of the Closing Date, certifying (i) the adoption by the Board of Directors of Mego Financial of a resolution authorizing Mego Financial to enter into the Guaranty Agreement and the transactions and instruments contemplated thereby and (ii) the incumbency and authority of, and verifying the specimen signatures of, the officers of Mego Financial authorized to execute and deliver the Guaranty Agreement and the other documents contemplated thereunder.

     (h) Mego Financial shall have delivered to the Lender, in form satisfactory to the Lender, a recent good standing certificate from the Secretary of State of New York certifying Mego Financial's due corporate existence.

     5.5  Uniform Commercial Code Financing Statements.

     All filings of Uniform Commercial Code financing statements and all other filings and actions necessary to perfect the Lender's security interests in and to the Collateral shall have been filed and confirmation thereof received.

     5.6  Assignment of Property-Related Contracts.

     The Debtor shall have delivered to the Lender certified copies of all material Property-Related Contracts and executed and delivered in favor of the Lender an assignment or assignments thereof, each in form and substance
satisfactory to the Lender and its counsel.   All such Property-Related
Contracts shall be satisfactory to the Lender in form and substance. Each Person (other than the Debtor) which is a party to any such Property-Related Contract shall have been notified of the assignment thereof.

     5.7  Maximum Number of Advances and Termination Date of Advances.

     Debtor shall not have received in the same month any other Inventory Advance and the date of such Inventory Advance shall be on or before September 30, 2001.

     5.8  Guaranty Agreement.

     Guarantor shall have executed and delivered to the Lender a Guaranty Agreement (as amended from time to time, individually, a "Guaranty Agreement" and, collectively, the "Guaranty Agreements") substantially in the form of Exhibit O attached to this Agreement.

     5.9  Subordination of Indebtedness.

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     The Debtor, the Lender and Guarantor shall have entered into one or more
Subordination Agreements, substantially in the form of Exhibit A attached to the Guaranty Agreements (individually, a "Subordination Agreement" and, collectively, the "Subordination Agreements").

     5.10  Expenses.

     The Debtor shall have authorized payment from the first Inventory Advance of all fees and expenses required to be paid by it pursuant to Section 10.2 of this Agreement and shall have paid or authorized payment from the first Inventory Advance of the commitment fee of $37,000 referred to in the Commitment Letter and the transaction fee of $37,000 referred to in the Commitment Letter.

     5.11  Inventory Note; Inventory Deed of Trust.

     The Debtor shall have executed, the Inventory Note and the Inventory Deed of Trust relating to the Timeshare Intervals or Calvada Lots relating to the Resort for which an Inventory Advance is being requested. The Inventory Deed of Trust shall have been recorded, as of the Closing Date, in the Office of the Clerk and Recorder for the applicable jurisdiction and all taxes, recording fees and other fees and charges required by applicable law to be paid in connection therewith shall have been duly paid in full. The Inventory Deed of Trust shall have created a valid Lien in and to the Collateral located at the Resort for which an Inventory Advance is being requested in respect of the Obligations subject to no other Liens except to the extent permitted by Section 7.2(j) of this Agreement.

     The Debtor shall have executed and delivered to the Lender an assignment of leases and rents (as may be amended from time to time, the "Assignment of Rents"), substantially in the form of Exhibit P to this Agreement. The Assignment of Rents shall have been recorded in the Office of the Clerk and Recorder for the applicable jurisdiction for the Resort for which an Inventory Advance is being requested and all taxes, recording fees and other fees and charges required by applicable law to be paid in connection therewith shall have been duly paid in full. The Assignment of Rents shall have created a valid Lien in and to the Property referred to therein in respect of the Obligations subject to no other Liens except to the extent permitted by Section 7.2(j) of this Agreement.

     5.12  Title Insurance; Casualty Insurance.

     The Debtor shall have delivered to the Lender a mortgagee's title insurance policy (issued to the Lender and in full force and effect) in respect of the Inventory Deed of Trust for the Timeshare Intervals or Calvada Lots relating to the Resort for which an Inventory Advance is being requested (the "Title Insurance Policy") together with such endorsements thereto as the Lender may require, dated the Closing Date. The Title Insurance Policy (a) shall have been issued by a title insurance company which is satisfactory to the Lender,
(b) shall be in form and substance satisfactory to the Lender and its special counsel, (c) shall be in amount not less than the principal amount of the Inventory Loan, (d) shall insure that the Inventory Deed of Trust creates a valid first Lien in and to the Collateral free and clear of all defects, encumbrances and other Liens unacceptable to the Lender and (e) shall contain such further endorsements and affirmative coverage as the Lender may request, All premiums in respect of such Title Insurance Policy shall have been paid in full and evidence thereof shall have been delivered to the Lender.

     The Debtor shall have delivered to the Lender certificates of insurance evidencing the insurance policies and endorsements required to be delivered pursuant to Section 3.5 hereof, together with copies of such insurance policies certified by the Debtor to be true and correct except as otherwise provided in

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Section 3.5.  All premiums in respect of such insurance policies shall have been paid in full and evidence thereof shall have been delivered to the Lender.

     5.13 Environmental Site Assessment Report.

     The Debtor shall have delivered to the Lender such Phase I environmental surveys of each Resort as Debtor shall have performed during the past three years or be in possession of as a result of another of its lenders commissioning same.

     5.14 Taxes.

     The Debtor shall have delivered to the Lender copies of the most recent tax receipts for the Collateral and each of the Timeshare Intervals and Calvada Lots subject to the Lien of the Inventory Deed of Trust (or certificates in respect thereof) evidencing no delinquency in the payment thereof and that each of the Units has been segregated from all other Property at any Resort on the applicable municipal tax rolls.

     5.15 Inspection.

     The Debtor shall have permitted the Lender or its representatives to make an inspection/audit of its books, accounts and records and such other papers as it may desire and of its premises and the Resorts, as the Lender may in its sole discretion determine. Such inspection/audit shall have been satisfactory to the Lender (in its sole determination).

     5.16 Survey.

     The Debtor shall have delivered to the Lender such surveys of the Resorts, other than the Calvada Lots, as Debtor shall have or be in possession of as a result of one of its other lenders commissioning same. Debtor shall provide or cause to be provided the recorded location of the plat maps for each of the Calvada Lots in such detail that Lender may obtain a copy of same if its determines same to be necessary.

     5.17 Engineering Report.

     The Debtor shall keep available for delivery to Lender, to the extent same exist, upon Lender's request, engineering reports which shall confirm that the Units at the Resorts, other than the Calvada Lots, are structurally and mechanically sound.

     5.18 Intentionally Deleted.

     5.19 Intentionally Deleted.

     5.20 First Lienholder Status; Proxy Acknowledged.

     The Debtor shall have informed the Associations, in writing, as to the first Lienholder status of the Lender in and to the Calvada Lots and Timeshare Intervals in Units and the Associations shall have recognized the Lender as such First Lienholder. The Associations shall have acknowledged and recognized the proxy referred to in Section 3.9 hereof.

     5.21 Proceedings Satisfactory.

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

     All actions taken in connection with the execution of this Agreement, the Inventory Note, any other Security Document and all documents and papers relating thereto shall be satisfactory to the Lender and its counsel. The Lender shall be satisfied with its physical inspection of the Calvada Lots, the Units and the Resorts. The Lender and its counsel shall have received copies of such documents and papers as the Lender or such counsel may reasonably request in connection therewith, all in form and substance satisfactory to the Lender and its counsel, including, without limitation, certified copies of the Declarations and the Associations' Articles of Incorporation and By-Laws.

SECTION 6.  Intentionally Deleted.

SECTION 7.  COVENANTS

     The Debtor covenants that on and after the date hereof and so long as any Obligation of the Debtor to the Lender exists as follows:

     7.1  Payment of Taxes and Claims.

     Except as otherwise provided for in Section 3.8 hereof, the each of Preferred Equities Corporation and Brigantine Preferred Properties, Inc. shall pay, or cause to be paid, before they become delinquent:

     (a) all taxes, assessments and governmental charges or levies imposed upon it or its Property at the Resorts, including, without limitation, the Collateral; and

     (b) all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons which, if unpaid, might result in the creation of a Lien upon its Property at the Resorts, including, without limitation, the Collateral.

     7.2 Maintenance of Properties; Corporate Existence; Stock Ownership; Renovations; Indebtedness; Liens; Business.

     Each of Preferred Equities Corporation and Brigantine Preferred Properties, Inc. shall:

     (a) Property -- maintain its Property at the Resorts in good repair, working order and condition and make all necessary renewals, repairs, replacements, additions, betterments and improvements thereto and, without limiting the generality of the foregoing, maintain, or cause to be maintained, the Resorts in good repair, working order and condition and shall make, or shall cause to be made, all necessary repairs, replacements, additions, betterments and improvements to the Resorts;

     (b) Insurance -- maintain, or cause to be maintained, insurance as required by Section 3.5 of this Agreement;

     (c) Financial Records -- (i) keep true books of records and accounts (including, without limitation, the Books and Records) in which full and correct entries will be made of all its business transactions and (ii) reflect in its financial statements adequate accruals and appropriations to reserves, all in accordance with generally accepted accounting principles, practices and procedures at the time in effect and consistently applied;

     (d) Corporate Existence and Rights -- do or cause to be done all things necessary or required (i) to preserve and keep in full force and effect its corporate existence, rights, powers and franchises and

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

(ii) to continue to own 100% of all legal and beneficial interest in all of the Voting Stock and other capital stock of Steamboat;

     (e) Compliance with Law -- not be in violation of (i) any laws, ordinances, governmental rules and regulations to which it is subject, and to that end, the Debtor shall not fail to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its Properties or to the conduct of its business, which violation or failure to obtain might materially and adversely affect the business, prospects, profits, Property or condition (financial or otherwise) of the Debtor, including, without limitation, any zoning, land use, subdivision control or Environmental Protection Laws applicable to its real Property (including, without limitation, the Units and the Resorts), (ii) any statutes, rules and regulations, whether now or hereafter in force, in such jurisdictions as the Debtor may make sales of Timeshare Intervals or Calvada Lots relating to the right to do business in any of such jurisdictions and (iii) any applicable federal, state or municipal statutes, rules and regulations relating to sales of Timeshare Intervals and Calvada Lots and the manner of evidencing and financing the same;

     (f) Deferred Compensation Plans -- to the extent that it has one or more pension, profit sharing or other compensatory or similar plans providing for a program of deferred compensation for any employee or officer, be in compliance with all requirements of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated in connection therewith;

     (g) Renovations and Construction -- retain only duly licensed and qualified architects, engineers, contractors and subcontractors to complete all renovations at the Resorts, provided that the Debtor may use qualified employees to complete such renovations and construction;

     (h) Equity Contributions -- until such time as all obligations of the Debtor under the Inventory Loan, the Inventory Note and the Inventory Deed of Trust have been fully and indefeasibly satisfied, not pay out as a dividend or other distribution (in cash or Property) or otherwise transfer back (directly or indirectly by loans, investments, redemption of capital stock, repurchase of capital stock or otherwise) or return to any Affiliate for so long as any Obligation shall be outstanding or the Lender shall have any obligation hereunder to make Inventory Advances the equity capital contributions previously made to Steamboat by Debtor;

     (i) Indebtedness/Right of First Refusal -- not incur any indebtedness (other than the Loan and the leasing of motor vehicles, telephone and computer equipment in the ordinary course of business) in respect of the Collateral and/or the Resorts, whether such indebtedness is secured or unsecured, and not permit the Association to incur any indebtedness, whether secured or unsecured, provided that the Debtor may incur additional indebtedness for borrowed money secured principally by Notes Receivable;

     (j) Liens -- (i) not allow any Liens or encumbrances whatsoever to attach to the Collateral other than the Liens and security interests of the Lender created by the Security Documents, any Liens in favor of the Association under the Declaration, the Liens set forth on Schedule 7, Schedule 8 and Schedule 9 hereto and any Liens permitted in connection with additional indebtedness for borrowed money permitted under clause (i) above or in connection with the sale of Notes Receivable and (ii) cause the Liens and security interests of the Lender created by the Security Documents in and to the Collateral to continue to be valid, enforceable, perfected Liens and security interests subject to no other Liens except as set forth in this Agreement or in any other Security Document and in Schedule 7, Schedule 8 and Schedule 9 hereto;

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

     (k) Material Adverse Effect -- not undertake any action that would have a material adverse effect on the operation of the Resorts or the Collateral; and

     (l) Notification of Claims -- promptly notify the Lender of any claim, action or proceeding affecting title to the Collateral, or any part thereof, or any of the security interests granted hereunder, and, at the request of the Lender, appear in and defend, at the Debtor's expense, any such claim, action or proceeding.

     7.3  Payment of Note and Maintenance of Office.

     The Debtor shall punctually pay or cause to be paid the principal and interest (and the accelerated release fee payment, to the extent applicable) to become due in respect of the Note according to the terms thereof (all of which are incorporated herein by reference). All payments hereunder or under the Note shall be made in accordance with the payment instructions set forth in Schedule 14 to this Agreement. The Debtor shall maintain an office in Las Vegas, Nevada where notices, presentations and demands in respect of this Agreement, the Note or any other Security Document may be made upon the Debtor. Such offices shall be maintained at the address of the Debtor set forth on Schedule 15 to this Agreement until such time as the Debtor shall so notify the Lender, in writing, of any change of location of such offices. The books and records of the Debtor shall be maintained at the Las Vegas, Nevada office of the Debtor. The Debtor shall not change its name without 30-day prior written notice to the Lender.

     7.4  Sale of Properties.

     Without the prior written consent of the Lender, the Debtor shall not sell, lease, transfer or otherwise dispose of any of the Collateral, provided that the Debtor may sell the Unsold Inventory Lot/Timeshare Intervals in the ordinary course of its business to unaffiliated consumers and remove and dispose of (and receive the proceeds thereof) in the ordinary course of its business, free from any Liens created or contemplated by this Agreement, items of Collateral consisting of Equipment which shall have become worn out or obsolete.

     7.5  Consolidation and Merger.

     Without the prior written consent of Lender, the neither Preferred
Equities Corporation nor Brigantine Preferred Properties, Inc. shall consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into it or consent or agree to a Change in Management.

     7.6  Guaranties.

     (a) Except as required by applicable law or any government agency having regulatory authority with respect to the sale of the Timeshare Intervals and/or Calvada Lots, neither of Preferred Equities Corporation and Brigantine Preferred Properties, Inc. shall become liable in respect of, or be liable in respect of, any Guaranty except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection.

     (b) "Guaranty" by any Person shall mean all obligations of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including but not limited to obligations incurred through an agreement, contingent or otherwise, by such Person:

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

           (i) to purchase such indebtedness or obligation or any Property or assets constituting security therefor;

           (ii) to advance or supply funds

                (A) for the purchase or payment of such indebtedness or obligation, or

                (B) to maintain working capital or other balance sheet conditions or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

     (iii) lease Property or to purchase any Security or other Property or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of the primary obligor to make payment of the indebtedness or obligation; or

     (iv) otherwise to assure the owner of the indebtedness or obligation of the primary obligor against loss in respect thereof.

     7.7   Compliance with Environmental Laws.

     Each of Preferred Equities Corporation and Brigantine Preferred Properties, Inc. shall comply, and shall cause the Resorts to be in compliance, in a timely and diligent fashion with

     (a) all Environmental Protection Laws (including, without limitation, all federal, state and local environmental or pollution-control laws, regulations, orders and decrees governing the emission of waste water effluent, the treatment, transportation, disposal, generation and storage of solid and hazardous waste, hazardous and toxic substances and air pollution, and/or setting forth general environmental conditions),

     (b) any other applicable requirements for conducting, on a timely basis, periodic tests and monitoring for contamination of ground water, surface water, air and/or land, and for biological toxicity of the aforesaid and

     (c) the regulations of each relevant federal, state or local authority administering environmental laws, ordinances or regulations,

to the extent that the failure to so comply could have a material and adverse effect on the business, prospects, profits, Property or condition (financial or otherwise) of the Debtor or the Resorts.

     Without limiting the generality of the foregoing, each of Preferred Equities Corporation and Brigantine Preferred Properties, Inc. shall not release or otherwise dispose of any Hazardous Substance or any other substance regulated, controlled or described as hazardous under any Environmental Protection Law on or beneath any real Property owned, leased or otherwise used by the Debtor or allow the same to occur with respect to the Resorts; and no asbestos, urea formaldehyde foam, polychlorinated biphenyls, aluminum wire or lead-containing paint shall be installed or used on any such Property or the Resorts. The Debtor shall not take or suffer to be taken any act or omission that would subject it or the Resorts to liability under any Environmental Protection Law which liability could have a material and adverse effect on the business, prospects, profits, Property or condition (financial or otherwise) of the Debtor or the Resorts.

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

     The Lender shall have the right, but shall not be obligated, to notify any state, federal or local governmental authority of information which may come to its attention with respect to Hazardous Substances on or emanating from the Resorts and the Debtor irrevocably releases the Lender from any claims of loss, damage, liability, expense or injury relating to or arising from, directly or indirectly, any such disclosure. The Lender will notify the Debtor prior to or contemporaneously with any action taken by the Lender pursuant to this paragraph, provided that the failure by the Lender to provide such notification shall not affect any action so taken.

     Without limiting the scope and the effectiveness of the foregoing undertakings in this Section 7.7, each of Preferred Equities Corporation and Brigantine Preferred Properties, Inc. agrees to indemnify and hold the Lender harmless from and against any losses, liabilities, damages, claims, causes of action, costs or expenses (including, without limitation, attorneys' fees and disbursements), arising from, incurred by, or asserted against, the Lender in connection with any cleanup, removal or similar protective or remedial action that may be required or undertaken by any governmental authority as a result of the presence of any Hazardous Substances at the Resorts, the release of any other Hazardous Substance on or from the Collateral at the Resorts or the generation, treatment, storage, handling or disposal of any Hazardous Substances on or from the Resorts (unless such presence, release, generation, treatment, storage, handling or disposal is directly caused by the Lender or by any agent of the Lender acting under the Lender's direct orders). The liability of the Debtor to the Lender under this paragraph shall survive any assignment, transfer, discharge or foreclosure of the Inventory Deed of Trust or any transfer of any of the Resorts (or any portion thereof) by deed in lieu of foreclosure or otherwise, and any one or more transfers of any Resort (or any portion thereof) by deed or otherwise, by whosoever made.

     If either of Preferred Equities Corporation or Brigantine Preferred Properties, Inc. fails to diligently take any action required under this Section
7.7 or by any governmental entity with respect to the cleanup, control or reporting of any Hazardous Substances, materials or wastes in, on, from or under the Resorts, the Lender, at its option, may enter upon the Resorts, retain such experts and consultants at the expense of the Debtor and take such action as the Lender deems advisable, and the Lender may advance such sums of money as it deems necessary, with respect to the cleanup, control or reporting of any such substances, materials or wastes in, on or under the Resorts. The Debtor shall pay to the Lender immediately and upon demand, all sums of money so advanced or expended by the Lender pursuant to this paragraph, together with interest on each such advance at the Default Rate, and all such sums, and the interest thereon, shall be secured by the Collateral. The Lender will notify the Debtor prior to or contemporaneously with any action taken by the Lender pursuant to this paragraph, provided that the failure by the Lender to provide such notification shall not affect any action so taken.

     7.8  Transactions with Affiliates; Principal Properties.

     Each of Preferred Equities Corporation and Brigantine Preferred Properties, Inc. shall not enter into any transaction including, without limitation, the purchase, sale or exchange of Property or the rendering of any service with any Affiliate except in the ordinary course of, and pursuant to the reasonable requirements of, the Debtor's business and upon fair and reasonable terms no less favorable to the Debtor than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate.

     7.9  Use of the Lender Name.

     Each of Preferred Equities Corporation and Brigantine Preferred Properties, Inc. shall not, nor shall it permit any Affiliate to, without the prior written consent of the Lender, use the name of the Lender

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or the name of any affiliate of the Lender in connection with any of its respective businesses or activities, except in connection with internal business matters and as required in dealings with governmental agencies.

     7.10  Subordinated Obligations.

     Each of Preferred Equities Corporation and Brigantine Preferred Properties, Inc. shall not, directly or indirectly, (a) permit any payment to be made in respect of any indebtedness, liabilities or obligations, direct or contingent, which are subordinated by the terms thereof or by separate instrument to the payment of principal of, and interest on, the Note except in accordance with the terms of such subordination, (b) permit the amendment, rescission or other modification of any such subordination provisions of any of the Debtor's subordinated obligations in such a manner as to affect adversely the Lender's Lien or the prior position of the Note, or (c) permit the unscheduled prepayment or redemption of all or any part of any subordinated obligations of the Debtor except in accordance with the terms of such subordination and except as provided in this Section 7.10 in respect of indebtedness extended to Steamboat by Debtor and except for payments pursuant to tax sharing agreements. The Debtor shall cause Guarantor to subordinate all indebtedness, liabilities or obligations, direct or contingent, owing to it from the Debtor to the payment of the Obligations. The Debtor shall cause each of its other Affiliates to subordinate all indebtedness, liabilities or obligations, direct or contingent, owing to it from the Debtor to the payment of the Obligations. The terms of such subordination shall be satisfactory to the Lender.

     7.11  Notice of Legal Proceedings.

     Promptly upon becoming aware of the existence thereof, each of Preferred Equities Corporation and Brigantine Preferred Properties, Inc. shall deliver to the Lender written notification of the institution of any litigation, legal proceeding or dispute with any Person, entity or governmental authority in any way involving the Debtor, the Guarantor, the Resorts, the Collateral or any of the Debtor's other assets as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would materially adversely affect the Debtor, the Guarantor, the Resorts, or the Collateral.

     7.12  Further Assurances.

     Each of Preferred Equities Corporation and Brigantine Preferred Properties, Inc. shall from time to time execute and deliver to the Lender such other instruments, certificates and documents and shall take such other action and do all other things as may from time to time be reasonably requested by the Lender in order to implement or effectuate the provisions of, or more fully perfect the rights granted or intended to be granted by the Debtor to the Lender pursuant to the terms of, this Agreement, the Note or any other Security Document. The Debtor agrees, in its capacity as Declarant (to the extent permitted by applicable law), to cause the Association to take such action and to do all other things as may from time to time be reasonably requested by the Lender in order to implement or effectuate the provisions of this Agreement and the other Security Documents.

     7.13 Financial Statements and Other Information. Preferred Equities Corporation shall, on a consolidated and consolidating basis, submit to the Lender the following:

     (a) Annual Statements -- As soon as practicable after the end of each fiscal year of the Preferred Equities Corporation, and in any event no later than 120 days thereafter, duplicate copies of:

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

     (i) a consolidated and consolidating balance sheet of the Preferred Equities Corporation and its subsidiaries as at the end of such fiscal year, and

     (ii) a consolidated and consolidating statement of income of the Preferred Equities Corporation and its subsidiaries for such fiscal year, and

     (iii) a consolidated and consolidating statement of changes in cash flows of the Preferred Equities Corporation and its subsidiaries during such fiscal year, and

     (iv) a statement of material changes of accounting policies, presentations or principles during such fiscal year, and

     (v)   notes to such financial statements, if any,

prepared in reasonable detail and in accordance with generally accepted accounting principles, procedures and practices consistently applied, setting forth, in each case, in comparative form the figures for the previous fiscal year, certified as complete and correct by the principal financial officer of the Preferred Equities Corporation and accompanied by an opinion thereon of independent certified public accountants of recognized national standing selected by the Guarantor and reasonably satisfactory to the Lender, which opinion shall be acceptable to the Lender and shall, without qualification, state that such financial statements fairly present the financial condition of Preferred Equities Corporation and its Subsidiaries and have been prepared in accordance with generally accepted accounting principles consistently applied (except for changes in application in which such accountants concur) and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances.

     (b) Quarterly Statements -- As soon as practicable after the end of each fiscal quarter of the Debtor, and in any event no later than 90 days thereafter, duplicate copies of:

     (i) a consolidated and consolidating balance sheet of Preferred Equities Corporation and its Subsidiaries (including all assets and liabilities of, or in respect of, the Resorts) as at the end of such fiscal quarter, and

     (ii) a consolidated and consolidating statement of income of Preferred Equities Corporation and its Subsidiaries (including the operations of the Resorts) for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, and

     (iii) a consolidated and consolidating statement of changes in cash flows of Preferred Equities Corporation and its Subsidiaries (including the cash flows of, or in respect of, the Resorts) during such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, and

     (iv) a statement of material changes of accounting policies, presentations or principles during such quarter.

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     Each of the above shall have been prepared in reasonable detail and in accordance with generally accepted accounting principles, procedures and practices consistently applied (other than the preparation of notes to such financial statements), subject to changes resulting from year-end adjustments, and shall set forth in each case in comparative form the figures for the corresponding periods in the immediately preceding fiscal year, and shall be certified as complete and correct by the chief accounting officer of the Debtor.

     (c) Notice of Default or Event of Default -- Promptly upon becoming aware of the existence of any condition or event which constitutes a Default or an Event of Default, a written notice specifying the nature and period of existence thereof and what action the Debtor is taking or proposes to take with respect thereto.

     (d) Notice of Claimed Default -- Immediately upon becoming aware that the holder of any obligation or of any evidence of indebtedness or other Security of the Debtor or Guarantor has given notice or taken any other action with respect to a claimed default or event of default thereunder, a written notice specifying the notice given or action taken by such holder and the nature of the claimed default or event of default and what action the Debtor is taking or proposes to take with respect thereto.

     (e) Material Adverse Developments -- Immediately upon becoming aware of any development or other information which may materially and adversely affect the Property, business, prospects, profits or condition (financial or otherwise) of the Debtor or the ability of the Debtor to perform its obligations under this Agreement, the Note or the other Security Documents, telephonic, telefax or telegraphic notice specifying the nature of such development or information and the anticipated effect.

     (f) Financial Information. As promptly as possible after the receipt thereof, all financial statements, budgets and other information distributed by the Association. The Debtor, as Declarant or otherwise, shall cause the Association to prepare annual financial statements, substantially as provided in clause (a) above, and an annual budget, and shall deliver the same to the Lender within 120 days of the end of each of its fiscal years.

     (g)  Quarterly Certifications Regarding Remaining Unsold Inventory
Lot/Timeshare Interval.   As soon as practicable after the end of each calendar
quarter, Debtor, but in no event later than 15 days thereafter, Debtor shall provide to Lender a listing current as of the end of the calendar quarter of all remaining Unsold Inventory Lot/Timeshare Intervals and the average retail selling price of each to Purchasers over the prior 90 days and shall also provide such calculations as may be required to show to Lender the amount of any Mandatory Prepayment which shall be due under Section 2.4 of this Agreement.

     (h) Requested Information. With reasonable promptness, such other data and information as from time to time may be reasonably requested by the Lender.

     7.14 Officers' Certificate.

     The financial statements delivered to the Lender pursuant to Section 7.13(a) and Section 7.13(b) of this Agreement shall be accompanied by a certificate , substantially in the form of Exhibit Q, of the President or a Vice-President and the Treasurer or an Assistant Treasurer of the Debtor setting forth:

     (a) Covenant Compliance -- the information (including detailed calculations) required in

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

order to establish whether the Debtor was in compliance with all financial covenants contained in Section 7 of this Agreement during the period covered by the financial statements or reports then being furnished; and

     (b) Event of Default -- that the signers have reviewed the relevant terms of the Agreement (and all other agreements and exhibits between the parties) and have made, or caused to be made, under their supervision, a review of the transactions and conditions of the Debtor from the beginning of the period covered by the financial statements or reports being delivered therewith to the date of the certificate and that such review has not disclosed the existence during such period of any condition or event which constitutes a Default or Event of Default or, if any such condition or event existed or exists or will exist, specifying the nature and period of existence thereof and what action the Debtor has taken or proposes to take with respect thereto.

     7.15 Inspection.

     The Debtor shall permit the Lender or its representatives to make such inspections/audits of its books, accounts, records, orders, original correspondence and such other papers as it may desire and of its premises, the Resorts, the Units, and the other Collateral, from time to time, as the Lender may in its sole discretion determine. The Debtor shall supply copies of such records and papers as the Lender may reasonably request, and shall permit the Lender to discuss the Debtor's respective affairs, finances and accounts with the Debtor's officers, employees and independent public accountants (and by this provision the Debtor hereby authorizes said accountants to discuss with the Lender the finances and affairs of the Debtor), all at reasonable times and as often as may be desired by the Lender. The Debtor further agrees to supply the Lender with such other reasonable information relating to the Debtor and the Collateral as the Lender may request. With respect to any inspections and/or audits referred to in this Section 7.15, the Debtor shall pay for all out-of-pocket costs and reasonable expenses incurred by the Lender (including, without limitation, travel expenses, but excluding salaries of employees of the Lender) and shall promptly reimburse the Lender therefor upon receipt by the Debtor of a written demand therefor from the Lender.

     7.16 Minimum Tangible Net Worth.

Borrower shall not permit or suffer its Tangible Net Worth to be less than $25,000,000 at any time.

SECTION 8.  EVENTS OF DEFAULT

     8.1  Default.

     The Debtor hereby covenants, agrees and acknowledges that an Event of Default shall exist under this Agreement if any of the following events or conditions (each, an "Event of Default") shall occur and be continuing:

     (a) Payments -- (i) failure to make any payment of interest on the Inventory Note, (ii) failure to make any payment of principal of, or Release Fee or Release Price or accelerated Release Fee payment on the Inventory Note; (iii) failure to make any Mandatory Inventory Prepayment; or (iv) failure to make any other payment required pursuant to the terms of this Agreement, the Note or any other Security Document; in each case on or before 2 Business Days after the date such payment is due; or

     (b) Warranties or Representations -- any warranty, representation or other statement made or furnished to the Lender by or on behalf of the Debtor or Guarantor in this Agreement or any other

Security Document proves to have been false or misleading in any material respect when made or furnished; or

     (c) Collateral and Financial Covenants -- failure by Debtor to comply with any covenant set forth in Section 3.5, Section 3.6, and Section 7 of this Agreement; or

     (d) Other Covenants -- failure by the Debtor to comply with any other covenant relating to the Debtor contained in this Agreement or any other Security Document, and the continuance of such failure for more than 30 days after such failure shall have first become known to any officer of the Debtor or Guarantor; or

     (e) Material Adverse Change -- any material adverse change in or in respect of the Collateral (including, without limitation, the termination of any applicable timeshare or condominium regimen {whether by consent of the condominium or timeshare owners thereunder or otherwise}, any modification or amendment to the Declaration which shall, in the opinion of the Lender, adversely affect the Collateral or the operations or prospects of the Resorts, or the substantial destruction of any uninsured Unit) or in the financial condition of the Debtor or Guarantor; or

     (f) Insolvency -- (i) a receiver, liquidator, custodian or trustee of the Debtor or Guarantor, or of all or any of the Property of any of them, shall be appointed by court order and such order remains in effect for more than 50 days; or an order for relief shall be entered with respect to the Debtor or Guarantor, or the Debtor or Guarantor shall be adjudicated a bankrupt or insolvent; or any of the Property of any of them shall be sequestered by court order and such order remains in effect for more than 50 days; or a petition shall be filed against the Debtor or Guarantor under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and shall not be dismissed within 50 days after such filing; or (ii) the Debtor or Guarantor shall file a petition in voluntary bankruptcy or seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or shall consent to the filing of any petition against it under any such law; or (iii) the Debtor or Guarantor shall make an assignment for the benefit of its creditors, or shall admit in writing its inability, or shall fail, to pay its debts generally as they become due, or shall consent to the appointment of a receiver, liquidator or trustee of the Debtor or Guarantor, or of all or any part of the Property of any of them; or

     (g) Judgment -- final judgment or judgments for the payment of money, the aggregate of which exceeds $100,000, shall be outstanding against one or more of the Debtor and the Guarantor and any of such judgments shall have been outstanding for more than 30 days from the date of its entry and shall not have been discharged in full or stayed; or

     (h) Default in Lender Agreements -- any default (after giving effect to the expiration of any applicable grace periods) under, and as defined in any other agreement, now existing or hereafter entered into, between (i) the Debtor and the Lender or any affiliate of the Lender, (ii) Mego Financial and the Lender or any affiliate of the Lender or (iii) any Affiliate of the Debtor and the Lender or any affiliate of the Lender; or

     (i) Default by Debtor in Other Agreements -- any default by the Debtor or Guarantor in the payment of indebtedness for borrowed money; any other default under such indebtedness which accelerates or permits the acceleration (after the giving of notice or passage of time, or both) of the maturity of such indebtedness, whether or not such default has been waived by the holder of such

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

indebtedness, provided that any such acceleration or permitted acceleration with respect to a default by Guarantor shall be an Event of Default only if such acceleration or permitted acceleration could reasonably be expected to have a material adverse affect on Guarantor and provide further that any default with respect to that indebtedness described on Schedule 18 shall not be an Event of Default hereunder unless such default becomes an unappealable judgment against Debtor; or

     (j) Suspension of Sales -- the issuance of any stay order, cease and desist order or similar judicial or nonjudicial sanction limiting or otherwise affecting the sale of Timeshare Intervals or Calvada Lots in any state or any jurisdiction thereof and any one of such orders or sanctions shall have been outstanding for more than 30 days from the date of its entry and shall not have been discharged in full or stayed by appeal, bond or otherwise; or

     (k) Guaranty -- any Guaranty Agreement shall have been terminated, revoked or declared invalid.

     8.2  Default Remedies.

     (a) Acceleration of Obligations; Right To Dispose of Collateral. If an Event of Default under Section 8.1(f) of this Agreement shall occur, then the Obligations shall, automatically and without notice or demand by the Lender, become at once due and payable, and the Debtor will forthwith pay to the Lender, in addition to any and all sums and charges otherwise due in respect of the Obligations, the entire principal of and interest accrued on and the Inventory Note. If any other Event of Default shall occur, all of the Obligations shall, at the option of the Lender, and without notice or demand by the Lender, become at once due and payable, and the Debtor will forthwith pay to the Lender, in addition to any and all sums and charges otherwise due in respect of the Obligations, the entire principal of and interest accrued on the Inventory Note. The Lender shall have all the rights and remedies of a secured party under the Rhode Island Uniform Commercial Code, all the rights and remedies of a beneficiary under the Inventory Deed of Trust and all other legal and equitable rights to which it may be entitled. The Lender shall also have the right to require the Debtor to assemble the Collateral, at the Debtor's expense, and make it available to the Lender at a place to be designated by the Lender, which is reasonably convenient to both parties, and the Lender shall have the right to take immediate possession of the Collateral and may enter any of the premises of the Debtor or wherever the Collateral shall be located, in accordance with applicable law, and to keep and store the same on said premises until sold (and if said premises be the Property of the Debtor, the Debtor agrees not to charge the Lender for storage thereof for a period of at least 90 days after sale or disposition of such Collateral). The Debtor and the Lender agree that 10 days' notice to the Debtor of any public or private sale or other disposition of Collateral shall be reasonable notice thereof and such sale shall be at such location(s) as the Lender shall designate in said notice. The Lender shall have the right to bid at any such sale on its own behalf.

     In view of the fact that federal and state securities laws may impose certain restrictions on the methods by which a sale of Collateral, if comprised of Securities, may be effected after an Event of Default, the Debtor agrees that, upon the occurrence and continuance or existence of an Event of Default, the Lender may, from time to time, attempt to sell all or any part of such Collateral by means of a private placement restricting the bidding and prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for, or with a view to, distribution. In so doing, and without limiting any other means of private placement, the Lender may solicit offers to buy such Collateral, or any part of it for cash, from a limited number of investors deemed by the Lender, in its reasonable judgment, to be responsible parties who might be interested in purchasing the Collateral, and if the Lender solicits such offers from not less than four (4) such investors (and otherwise acts in good

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

faith), then the acceptance by the Lender of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposition of such Collateral.

     (b) Application of Collateral; Termination of Agreements. Upon the occurrence of any Event of Default, the Lender may, with or without proceeding with such sale or foreclosure or demanding payment of the Obligations, without notice, terminate the Lender's further performance under this Agreement, without further liability or obligation by the Lender, and may also, at any time, appropriate and apply (as provided below) to any Obligations any and all Collateral in its possession and any and all balances, credits, deposits, accounts, reserves, indebtedness or other monies due or owing to the Debtor held by the Lender hereunder or under any other financing agreement or otherwise, whether accrued or not. Neither such termination, nor the termination of this Agreement by lapse of time, the giving of notice or otherwise, shall absolve, release or otherwise affect the liability of the Debtor in respect of transactions prior to such termination, or affect any of the Liens, security interests, rights, powers and remedies of the Lender hereunder, but they shall, in all events, continue until all of the Obligations are satisfied.

     (c) Application of Proceeds. To the extent permitted under applicable law, the proceeds of any exercise of rights with respect to Collateral or any part thereof shall be paid to and applied as follows:

          First, to the payment of

          (i) all costs and charges in connection therewith, including, without limitation, (A) attorneys' fees for advice, counsel or other legal services, (B) costs and expenses incurred as a result of pursuing, reclaiming, seeking to reclaim, taking, keeping, removing, storing, advertising for sale, selling and foreclosing on the Collateral and any and all other charges and expenses in connection therewith, and (C) any costs and expenses (including, without limitation, costs and expenses in the management and operation of the Resorts) provided for in the Assignment of Rents, the Inventory Deed of Trust or any other Security Document,

          (ii) all taxes, assessments or Liens superior to the Lien of this Agreement or the other Security Documents, except any taxes, assessments or other superior Liens subject to which any sale of Collateral may have been made,

          (iii) all fees, costs and expenses as set forth in Section 10.2 of this Agreement, and

          (iv)   all Release Fees;

     Second, towards the payment of accrued and unpaid interest then due and payable, if any, at the Default Rate in respect of the Loan,

     Third, towards the payment of all other accrued and unpaid interest, if any, then due and payable in respect of the Loan,

     Fourth, to the payment of the principal amount of the Loan, and

     Fifth, to the payment of the surplus, if any, to the Debtor, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same, provided that if any Obligations then due and

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

payable shall not have been paid in full, any such surplus shall continue to be held as Collateral hereunder and shall continue to be subject to the terms and conditions hereof until such Obligations then due and payable shall have been paid in full.

     The Debtor shall remain liable hereunder for payment of any deficiency owing on the Obligations after application of such proceeds.

     To the extent that any amount allocated to any of the payment categories set forth above is insufficient to fully satisfy all of the Obligations referred to in said category, such amount shall be allocated ratably to each of such Obligations in accordance with the ratio that the amount of such Obligation bears to the aggregate amount of such Obligations referred to in such category.

     (d) Remedies Cumulative. All covenants, conditions, provisions, warranties, guaranties, indemnities and other undertakings of the Debtor contained in this Agreement, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule given to the Lender or contained in any other agreement between the Lender and the Debtor, heretofore, concurrently or hereafter entered into, including, without limitation, the Inventory Deed of Trust, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions or agreements of the Debtor herein contained. The failure or delay of the Lender to exercise or enforce any rights, Liens, powers or remedies hereunder or under any of the aforesaid agreements or other documents or security or Collateral shall not operate as a waiver of such Liens, rights, powers and remedies, but all such Liens, rights, powers and remedies shall continue in full force and effect until the Loan and all other Obligations shall have been fully satisfied. All Liens, rights, powers and remedies herein provided for are cumulative and none are exclusive.

     The acceptance by the Lender at any time and from time to time of partial payments of the Obligations shall not be deemed to be a waiver of any Event of Default then existing. No waiver by the Lender of any Event of Default shall be deemed to be a waiver of any other or subsequent Event of Default. No delay or omission by the Lender in exercising any right or remedy under the Security Documents shall impair such right or remedy or be construed as a waiver thereof or an acquiescence therein, nor shall any single or partial exercise of any such right or remedy preclude other or further exercise thereof, or the exercise of any other right or remedy under the Security Documents or otherwise.

SECTION 9.  REVIVAL OF OBLIGATIONS AND LIENS

     The Debtor expressly agrees that if the Debtor makes a payment to the Lender, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, or otherwise required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such repayment, the Obligations or any part thereof intended to be satisfied and the Liens provided for hereunder securing the same shall be revived and continued in full force and effect as if said payment had not been made.

SECTION 10.  MISCELLANEOUS

     10.1 Governing Law.

     This Agreement and all transactions, assignments and transfers hereunder, and all the rights of the parties hereto shall be governed as to the validity, construction, enforcement and in all other respects by the internal laws of the State of Rhode Island. To the extent any provision of this Agreement is not enforceable under applicable law, such provision shall be deemed null and void and shall have no effect on the remaining portions of this Agreement.

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

     10.2 Expenses and Closing Fees.

     Whether or not the transactions contemplated hereunder are completed, the Debtor shall pay all expenses of Lender relating to negotiating, preparing, documenting, closing and enforcing this Agreement and relating to the making by the Lender of any Inventory Advances hereunder to the Debtor (the "Loan Costs"), including, but not limited to:

     (a) the cost of reproducing this Agreement, the Inventory Note, and the other Security Documents;

     (b) the fees and disbursements of the Lender's counsel (including in-house counsel;

     (c) the Lender's out-of-pocket expenses, including, without limitation, Lender's out-of-pocket expenses in connection with any audits in respect of the Debtor and/or the Collateral conducted by Lender prior to the date hereof (but excluding salaries of employees of the Lender);

     (d) all fees and expenses relating to any amendments, waivers, consents or review of documents in connection with any subsequent closings pursuant to the provisions of this Agreement;

     (e) all costs, outlays, attorneys' fees and expenses of every kind and character had or incurred in (i) the enforcement of any of the provisions of, or rights and remedies under, this Agreement, any assignment agreement, or any other Security Document and (ii) the preparation for, negotiations regarding, consultations concerning, or the defense of legal proceedings involving, any claim or claims made or threatened against the Lender arising out of this transaction or the protection of the Collateral securing the Obligations, expressly including, without limitation, the defense by the Lender of any legal proceedings instituted or threatened by any Person to seek to recover or set aside any payment or setoff theretofore received or applied by the Lender with respect to the Obligations; and

     (f) all taxes levied against or paid by the Lender (other than taxes on, or measured by, the income or profits of the Lender) and all filing and recording fees, costs and expenses which may be incurred by the Lender with respect to the filing or recording of any document or instrument relating to the transactions described in this Agreement.

     10.3 Parties, Successors and Assigns.

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (except that the Debtor may not assign any of its rights hereunder), and all representations, covenants, provisions and agreements by or on behalf of the Debtor which are contained in this Agreement shall inure to the benefit of the successors and assigns of the Lender. Except as provided in this Section 10.3, this Agreement shall not create and shall not be construed as creating any rights enforceable by, or benefits in favor of, any Person not a party hereto.

     10.4 Notices.

     All notices or demands by either party to the other relating to this Agreement shall, except as otherwise provided herein, be in writing and sent by certified or registered United States mail, first class postage prepaid and return receipt requested, or by a nationally recognized overnight courier service with all delivery fees prepaid. Notices shall be deemed received (a) on the 3rd succeeding Business Day following deposit in the United States mail, certified or registered and first class postage prepaid and return receipt requested or (b) upon delivery if sent by nationally recognized overnight courier with all delivery fees prepaid. Notices and demands shall be addressed, if to the Debtor, at the mailing address set forth on Schedule 16 to this Agreement or to such other address as the Debtor may from time to time specify in writing or, if to the Lender, at the mailing address of the Lender set forth on Schedule 17 hereto or to such other address as the Lender may from time to time specify in writing to the Debtor.

     10.5  Total Agreement.

     This Agreement, including the Exhibits, the Schedules and the other agreements referred to herein, is the entire agreement between the parties hereto relating to the subject matter hereof, incorporates or rescinds all prior agreements and understandings between the parties hereto relating to the subject matter hereof, and may not be changed or terminated orally or by course of conduct. This Agreement may be modified or changed only in a writing executed by both the Lender and the Debtor. The failure or delay of the Lender to exercise or enforce any rights, Liens, powers, remedies, conditions or other terms hereunder or under any other agreement or instrument executed in connection herewith shall not operate as a waiver of any such rights, Liens, powers, remedies, conditions or other terms.

     10.6  Survival.

     All warranties, representations and covenants made by the Debtor herein or in any certificate or other instrument delivered by it or on its behalf under this Agreement shall be considered to have been relied upon by the Lender and shall survive the delivery to the Lender of the Note regardless of any investigation made by the Lender or on its behalf. All statements in any such certificate or other instrument shall constitute warranties and representations by the Debtor hereunder.

     10.7  Litigation.

     EACH OF THE DEBTOR AND THE LENDER HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED ARISING OUT OF THIS AGREEMENT, THE NOTE, ANY OTHER SECURITY DOCUMENT, THE COLLATERAL OR ANY ASSIGNMENT THEREOF OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN THE DEBTOR AND THE LENDER OF ANY KIND OR NATURE.

     THE DEBTOR AND THE LENDER HEREBY AGREE THAT THE FOLLOWING COURTS:

     STATE COURT: RHODE ISLAND COURT FOR THE DISTRICT SITTING AT PROVIDENCE; FEDERAL COURT: UNITED STATES DISTRICT COURT FOR THE DISTRICT OF RHODE ISLAND SITTING AT PROVIDENCE, OR, (TO THE EXTENT PERMITTED BY APPLICABLE RHODE ISLAND
LAW) AT THE OPTION OF THE LENDER, ANY OTHER COURT LOCATED IN THE STATES OF RHODE ISLAND OR NEVADA IN WHICH IT SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH SHALL HAVE SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY, SHALL HAVE NONEXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE DEBTOR AND THE LENDER, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR TO ANY MATTER ARISING HEREFROM. THE DEBTOR AND THE LENDER EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN ANY SUCH COURT.

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

     THE STIPULATIONS OF THE DEBTOR AND THE LENDER IN THIS SECTION 10.7 SHALL SURVIVE THE FINAL PAYMENT OF ALL OF THE OBLIGATIONS OF THE DEBTOR AND THE RESULTING TERMINATION OF THIS AGREEMENT.

     Initials____/____


     10.8  Power of Attorney.

     The Debtor hereby makes, constitutes and appoints the Lender the true and lawful agent and attorney-in-fact of the Debtor, with full power of substitution, (a) to receive, open and dispose of all mail addressed to the Debtor; (b) to open all such mail and remove therefrom any notes, checks, acceptances, drafts, money orders or other instruments constituting Collateral, with full power to endorse the name of the Debtor upon any such notes, checks, acceptances, drafts, money orders, instruments or other documents, and to effect the deposit and collection thereof, and the Lender shall have the further right and power to endorse the name of the Debtor on any documents relating to the Collateral; (c) to execute on behalf of the Debtor assignments, notices of assignment, financing statements and other public records and notices related thereto; (d) to do any and all things necessary or take action in the name and on behalf of the Debtor to carry out the intent of this Agreement, including, without limitation, the grant of the security interest provided herein and to perfect and protect the security interest granted to the Lender with respect to the Collateral and the Lender's rights created under this Agreement. The Debtor agrees that neither the Lender nor any of its agents, designees or attorneys-in-fact will be liable for any acts of commission or omission, or for any error of judgment or mistake of fact or law with respect to the exercise of the power of attorney granted under this Section 10.8 except for its own gross negligence or willful misconduct. The power of attorney granted under this Section 10.8 is coupled with an interest and shall be irrevocable during the term of this Agreement.

     10.9  Survival of Indemnities.

     All indemnities set forth in this Agreement shall survive the execution and delivery of this Agreement and the execution and delivery of the Note as well as the payment in full of the Note and the otherwise full performance of this Agreement.

     10.10 Conflicting Obligations; Rights and Remedies.

     To the extent that the terms of any of the Security Documents contain conflicting obligations, the terms set forth in this Agreement shall be deemed to be the controlling terms, provided that all rights and remedies of the Lender under the Security Documents are cumulative and in addition to every other right or remedy, and no right or remedy is intended to be exclusive of any other right or remedy.

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

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

Debtor:                             Lender:

PREFERRED EQUITIES CORPORATION      TEXTRON FINANCIAL CORPORATION


By:                                 By:

     Title: President                    Title: Assistant Vice President

[CORPORATE SEAL]


BRIGANTINE PREFERRED PROPERTIES, INC.


By:

     Title: President

[CORPORATE SEAL]

STATE OF NEVADA  )
                 )  ss.
COUNTY OF CLARK  )

     At Las Vegas in said County and State on this _____ day of March, 2001, personally appeared _________________, duly authorized officer of Preferred Equities Corporation, and he/she acknowledged the foregoing instrument by him/her signed and sealed to be his/her free act and deed and the free act and deed of Textron Financial Corporation.

     Before me:
                              Notary Public in and for said State
                              My Commission expires:


STATE OF NEVADA  )
                 )  ss.
COUNTY OF CLARK  )

     At Las Vegas in said County and State on this _____ day of March, 2001, personally appeared _________________, duly authorized officer of Brigantine Preferred Properties, Inc., and he/she acknowledged the foregoing instrument by him/her signed and sealed to be his/her free act and deed and the free act and deed of Textron Financial Corporation.

     Before me:
                              Notary Public in and for said State

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

                              My Commission expires:


STATE OF CONNECTICUT  )
                      )  ss.
COUNTY OF HARTFORD    )

     At        in said County and State on this _______ day of April, 2001, personally appeared , duly authorized officer of Textron Financial Corporation, and he/she acknowledged the foregoing instrument by him/her signed and sealed to be his/her free act and deed and the free act and deed of Textron Financial Corporation.

     Before me:
                    Notary Public in and for said State
                    My Commission expires:

                           INVENTORY LOAN AGREEMENT
                                  SCHEDULE 1

Property Descriptions:

a.   Grand Flamingo Winnick

          An undivided 73/612 interest in and to Lot 51 in Block 3 of Flamingo Estates as shown on a map thereof on file in Book 5 of Plats, Page 22 in the Clark County, Nevada Recorder's office, excepting from such interests in Lots 51all gas and oil rights that now exist or may be developed upon said property as reserved by Rose Rabin, in a Deed recorded on February 18, 1952 as Document 381100 in the Clark County Nevada Recorders Office and subsequently conveyed to Harry Cobb by a Deed recorded March 25, 1957 as Document 102052 in the Clark County, Nevada Recorders Office but including the west ten (10) feet of that certain pedestrian walkway abutting the easterly line of said Lot 51 by that certain order of vacation recorded June 21, 1962 as document #297340 in the Official Records of Clark County Nevada

     Grand Flamingo Terraces

          An undivided 379/2550 interest in and to Lots 21 and 22, 23 and 24 in Block 2 of Flamingo Estates as shown on a map thereof on file in Book 5 of Plats, Page 22 in the Clark County, Nevada Recorder's office, excepting from such interests in Lots 21, 22, 23 and 24 all gas and oil rights that now exist or may be developed upon said property as reserved by Rose Rabin, in a Deed recorded on February 18, 1952 as Document 381100 in the Clark County Nevada Recorders Office and subsequently conveyed to Harry Cobb by a Deed recorded March 25, 1957 as Document 102052 in the Clark County, Nevada Recorders Office

     Grand Flamingo Towers

          An undivided 225/4743 interest in and to Lots 16, 17, 18, 19 and 20 in Block 2 of Flamingo Estates as shown on a map thereof on file in Book 5 of Plats, Page 22 in the Clark County, Nevada Recorder's office, excepting from such interests in Lots 21, 22, 23 and 24 all gas and oil rights that now exist or may be developed upon said property as reserved by Rose Rabin, in a Deed recorded on February 18, 1952 as Document 381100 in the Clark County Nevada Recorders Office and subsequently conveyed to Harry Cobb by a Deed recorded March 25, 1957 as Document 102052 in the Clark County, Nevada Recorders Office

     Grand Flamingo Villas

          An undivided 295/4794 interest in and to Lots 4 through 15 in Block 1 of Flamingo Estates as shown on a map thereof on file in Book 5 of Plats, Page 22 in the Clark County, Nevada Recorder's office, excepting from such interests in Lots 4 through 15 all gas and oil rights that now exist or may be developed upon said property as reserved by Rose Rabin, in a Deed recorded on February 18, 1952 as Document 381100 in the Clark County Nevada Recorders Office and subsequently conveyed to Harry Cobb by a Deed recorded March 25, 1957 as Document 102052 in the Clark County, Nevada Recorders Office

b.   Reno Spa, Reno

          An undivided 1103/4845 interest in and to Lots 4 through 7 in Block 9 of Lake's Addition to the City of Reno as shown on the map thereof on file in the Washoe County, Nevada Recorder's office dated September 29, 1887, excepting from such interests in Lots 4 through 7 all gas, oil and mineral rights, if any, and water rights, the foregoing being subject to all restrictions, reservations and easements of record as recorded in the Official Records of Washoe County, Nevada in a Deed recorded March 30, 1990 as File #1389863.

c.  Calvada
          Lot 10, Block 18 of Calvada Valley Unit No. 1 recorded October 5, 1970 as document number 20290, in the office of the County Recorder of Nye County, Nevada

          Lot 1, Block 104; Lot 6, Block 157 of Calvada Valley Unit 4B recorded July 5, 1975 as document number 33044, in the office of the County Recorder of Nye County, Nevada

          Lot 8, Block 5; Lot 19, Block 6 of Calvada Valley Unit 6 recorded February 5, 1973 as document number 36024, in the office of the County Recorder of Nye County, Nevada

          Lot 14, Block 29 of Calvada Valley Unit 7 recorded February 5, 1973 as document number 36023, in the office of the County Recorder of Nye County, Nevada

          Lot 104, Block 16, Lot 147, Block 16 of Calvada Valley Unit 8A recorded April 5, 1971 as document number 23255, in the office of the County Recorder of Nye County, Nevada

          Lots 8, 10, 14 and 16, Block 12 of Calvada Valley Unit 9A recorded June 5, 1973 as document number 36870, in the office of the County Recorder of Nye County, Nevada

          Lot 7, Block 36; Lot 31, Block 42; Lot 10, Block 50 of Calvada Valley Unit 11 recorded February 5, 1974 as document number 40749, in the office of the County Recorder of Nye County, Nevada

          Lots 126, 173 and 270, Block 16 Calvada Meadows Unit 2 recorded March 4, 1980 as document number 18918, amended March 11, 1986 in document number 157274 and amended August 22, 1986 in document number 166510, in the office of the County Recorder of Nye County, Nevada

          Lot 21 and 22, Block 13; Lot 11, Block 15, Lot 11, Block 19 of Calvada Meadows Unit 4 recorded January 2, 1997 as document number 411499, in the office of the County Recorder of Nye County, Nevada

          Lots 19 and 20, Block 50; Lot 8, Block 52; Lot 13, Block 54; Lot 16, Block 55; Lot 228, Block 57 of Calvada Valley North Unit 1 recorded February 5, 1975 as document number 46310, in the office of the County Recorder of Nye County, Nevada

          Lot 2, Block 71; Lot 22, Block 81; Lot 138, 141 and 157, Block 88; Lot 13, Block 94 of Calvada Valley North Unit 2, recorded February 5, 1975 as document 46311, in the office of the County Recorder of Nye County, Nevada

          Lot 330, Block 12; Lots 210, 246, 260, 275 and 291, Block 24; Lots 21
          and 24, Block 25; Lot 13, Block 27 of Calvada Valley North Unit 3, recorded February 5, 1975 as document 46312, in the office of the County Recorder of Nye County, Nevada

          Lot 1, Block 1; Lot 11, Block 5 of Clavada Valley North Unit 4, recorded March 23, 1995 as file number 369307, in the office of the County Recorder of Nye County, Nevada

          Brigantine Villas and Inn, New Jersey

          Brigantine Villas, a condominium, together with the fee interest in the common elements as set forth in the Master Deed dated August 4, 1988 recorded August 5, 1988 in the office of the Atlantic County Clerk in Book 4750 at Page 45 also being known as part of Block 1402 on the official tax map of the City of Brigantine

          Brigantine Inn Resort Club, a condominium, together with the fee interest in the common elements as set forth in the Master Deed dated May 2, 1985 recorded May 7, 1985 in the office of the Atlantic County Clerk in Book 4056 at Page 263 also being known as part of Block 1401 on the official tax map of the City of Brigantine

d.   Indian Springs, Florida

          Lots 1 & 2, Block 6, Indian Rocks South Shore, according to the Plat thereof recorded in Plat Book 4, Page 20 of the General Records of Pinellas County, Florida, together with the non-exclusive rights as a member of the public to use that certain easement for public highway over Bay Place as set forth on the Plat of said Indian Rocks South Shore recorded in Plat Book 4, Page 20 of the Public Records of Pinellas County. Said property is also known as Units 101, 102A-102, 103-103A, 104-112, inclusive, 114, 115A-115, 116-116A, 117, 201, 202A-
          202, 203-203A,204-212, inclusive, 214, 215A-215, 216-216A and 217
          Aloha Bay, a condominium, according to the Declaration of condominium thereof, recorded in Official Records Book 9477 at Pages 1645 et seq of the Public Records of Pinellas County, Florida.

e.   White Sands, Hawaii

          The estate created under a Ground Lease dated July 14, 1983 between the Queen Emma Foundation and First Hawaiian Bank, as Trustee, being Document #1182895 being noted on Transfer Certificate of Title #251,194 being Lot 3-A-1-B as shown on Map 5 filed in the office of the Assistant Registrar of the Land Court of the State of Hawaii with Land Court Application 634 of Guardian Trust Company, Limited and Lot 26-A-5 as shown on Map 10 filed in the office of the Assistant Registrar of the Land Court of the State of Hawaii with Land Court Application 571 of Guardian Trust Company, Limited and Lot 26-A-5 and the estate created under a Ground Lease dated January 8, 1958 between Waikiki Development Co and South Pacific Hotels, Inc. filed in the office of the Assistant Registrar of the Land Court of the State of Hawaii as Document #211800 which was assigned to First Hawaiin Bank , Trustee by an Assignment dated May 15, 1979 as Document #941188 being noted on Transfer Certificate of Title #210,979 being Lot 36 as shown on Map 22 filed in the office of the Assistant Registrar of the Land Court of the State of Hawaii with Land Court Application 324 of Bruce Cartwright, deceased and being a portion of the land described in Transfer Certificate of Title 210,979.

                            INVENTORY LOAN AGREEMENT
                                   SCHEDULE 2

Property Related Contracts-NONE

                            INVENTORY LOAN AGREEMENT
                                   SCHEDULE 3


Affiliates and Capital Structure

SEE MEGO FINANCIAL CORP. 10-K DATED AUGUST 31, 2000

                            INVENTORY LOAN AGREEMENT
                                   SCHEDULE 6

Litigation

                            INVENTORY LOAN AGREEMENT
                                   SCHEDULE 7

Title Exceptions-See Individual Commitments and Policies

                            INVENTORY LOAN AGREEMENT
                                   SCHEDULE 9

Permitted Leases and Rentals-

                            INVENTORY LOAN AGREEMENT
                                  SCHEDULE 10


Hazardous Substances

NONE

                            INVENTORY LOAN AGREEMENT
                                  SCHEDULE 11


Use of Proceeds

To pay all prior Liens on Collateral
To repay $832,546.49 of the financial accommodation from Lender of August 12,
1998
To pay for up to $400,000 of the cost of renovations for the Ramada Vacations Suites Reno Resort
To pay existing indebtedness due to vendors and for working capital

                            INVENTORY LOAN AGREEMENT
                                  SCHEDULE 12


Licenses, Permits, Etc. Not Obtained

NONE

                            INVENTORY LOAN AGREEMENT
                                  SCHEDULE 13


Deferred Compensation Plans and Arrangements-See Mego Financial Corp. 10 K

                            INVENTORY LOAN AGREEMENT
                                  SCHEDULE 14


Payment Instructions

WIRING INSTRUCTIONS:

     BANK OF AMERICA, LAS VEGAS, NV
     ACCOUNT NAME:  PREFERRED EQUITIES CORPORATION
     ABA #122400724
     ACCOUNT #140000169

                            INVENTORY LOAN AGREEMENT
                                  SCHEDULE 15


Address of Debtor for Books and Records

PREFERRED EQUITIES CORPORATION
4310 PARADISE ROAD
LAS VEGAS, NV. 89109

BRIGANTINE PREFERRED PROPERTIES, INC.
4310 PARADISE ROAD
LAS VEGAS, NV. 89109

                            INVENTORY LOAN AGREEMENT
                                  SCHEDULE 16


Address of Debtor for Notices

PREFERRED EQUITIES CORPORATION
4310 PARADISE ROAD
LAS VEGAS, NV. 89109
ATTN: JON JOSEPH, SENIOR VICE PRESIDENT AND GENERAL COUNSEL

BRIGANTINE PREFERRED PROPERTIES, INC.
4310 PARADISE ROAD
LAS VEGAS, NV. 89109
ATTN: JON JOSEPH SENIOR VICE PRESIDENT AND GENERAL COUNSEL

WITH COPIES TO:

ROMIVEST
1125 N.E. 125th St.
North Miami 33161
ATTN: JEROME COHEN

HERBERT HIRSCH
64 HURDLE FENCE DRIVE
AVON, CT 06001

                            INVENTORY LOAN AGREEMENT
                                  SCHEDULE 17


Address of Lender for Notices

TEXTRON FINANCIAL CORPORATION
COMMERCE CENTER
333 EAST RIVER DRIVE, SUITE #305
HARTFORD, CT 06108
ATTN: JOHN D'ANNIBALE

                            INVENTORY LOAN AGREEMENT
                                   EXHIBIT A
                           Deeds of Trust & Mortgages

                            INVENTORY LOAN AGREEMENT
                                   EXHIBIT B
                             Form of Inventory Note

                            INVENTORY LOAN AGREEMENT
                                   EXHIBIT C
                                 Form of Proxy

                           INVENTORY LOAN AGREEMENT
                                   EXHIBIT D
                       Form of Request for Lien Release

                           INVENTORY LOAN AGREEMENT
                                   EXHIBIT E
                         Form of Partial Release from
                       Inventory Deed of Trust/Mortgage

                           INVENTORY LOAN AGREEMENT
                                   EXHIBIT I
                      Form of Opinion of Jon Joseph, Esq.

                           INVENTORY LOAN AGREEMENT
                                   EXHIBIT J
                      Form of Opinion of Jon Joseph, Esq.

                           INVENTORY LOAN AGREEMENT
                                   EXHIBIT K
                    Form of Officers Certificates of Debtor

                           INVENTORY LOAN AGREEMENT
                                   EXHIBIT L
            Form of Steamboat Suites, Inc. Secretary's Certificate

                           INVENTORY LOAN AGREEMENT
                                   EXHIBIT M
 Form of Preferred Equities and Brigantine Preferred Secretary's Certificate.

                           INVENTORY LOAN AGREEMENT
                                   EXHIBIT N
               Form of Mego Financials Secretary's Certificate.

                           INVENTORY LOAN AGREEMENT
                                   EXHIBIT O
                          Form of Guaranty Agreement

90